SECURITIES PURCHASE AGREEMENT

dated as of

July 29, 2011

among

MIDAS MEDICI GROUP HOLDINGS, INC.

(the “Company”)

CONSONUS TECHNOLOGIES, INC.

STRATEGIC TECHNOLOGIES, INC.

WEATHERWISE USA, INC.

(the “Subsidiaries”),

and

THE PURCHASERS NAMED HEREIN

(the “Purchasers”)

i

Article IV Representations and Warranties of the Purchasers		11

4.1	Organization and Standing.	11
4.2	Purchase for Own Account.	11
4.3	Accredited Investor.	11
4.4	Disclosure of Information.	11
4.5	Authorization; Consents.	12

Article V Purchasers’ CONDITIONS TO CLOSING		12

5.1	Issuance of Notes.	12
5.2	Issuance of Common Shares.	13
5.3	Registration Rights Agreement.	13
5.4	Security Agreement.	13
5.5	Subordination Agreement.	13
5.6	Mortgages.	13
5.7	Officer’s Certificate.	13
5.8	Supporting Documents.	13
5.9	All Proceedings to Be Satisfactory.	14
5.10	Stop Orders.	14
5.11	Cimcorp Acqusition.	14

Article VI Conditions to obligations of the company at closing		14

6.1	Compliance with Agreements.	15
6.2	Representations and Warranties.	15
6.3	Registration Rights Agreement.	15
6.4	Security Agreement.	15
6.5	Subordination Agreement.	15

Article VII TRANSFER OF SECURITIES		15

7.1	Restriction on Transfer.	15
7.2	Restrictive Legends.	15

Article VIII miscellaneous		16

8.1	Fees, Expenses and Issue Taxes.	16
8.2	Further Assurances.	16
8.3	Successors and Assigns.	16
8.4	Entire Agreement.	16
8.5	Notices.	16
8.6	Amendments, Modifications and Waivers.	18
8.7	Time is of the Essence	18
8.8	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	18
8.9	No Third Party Reliance.	19
8.10	Exculpation Among Purchasers.	19
8.11	Extension; Waiver.	19
8.12	Severability.	20
8.13	Independence of Agreements, Covenants, Representations and Warranties.	20
8.14	Counterparts; Facsimile Signatures.	20
8.15	Survival of Representations, Warranties and Agreements.	20
8.16	Indemnification.	20
8.17	Appointment of Agent.	21
8.18	Certain Rights of the Agent.	22
8.19	Collateral and Subordination Matters.	22
8.20	Successor Agent.	22
8.21	Notes.	22
8.22	Total Debt.	22

EXHIBITS

Registration Rights Agreement	A

Form of Note	B

Form of Security Agreement	C

Form of Subordination Agreement	D

Form of Mortgage (PA)	E

Form of Mortgage (NC)	F

v

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated as of July 29, 2011, among Midas Medici Group Holdings, Inc., a Delaware corporation (the “Company”), Consonus Technologies, Inc. (“CTI”), a Delaware corporation and wholly-owned subsidiary of the Company, Strategic Technologies, Inc. (“STI”), a North Carolina corporation and wholly-owned subsidiary of CTI, and WeatherWise USA, Inc. (“WWUSA”), a Delaware corporation and wholly-owned subsidiary of Utilipoint Analytics, Inc., which is a wholly-owned subsidiary of the Company (CTI, STI and WWUSA are hereinafter referred to as the “Subsidiaries”), Knox Lawrence International, LLC, a Delaware limited liability company (“Agent”), and the Purchasers listed on Schedule I (collectively, the “Purchasers”).

The Company desires to raise up to $4,500,000 in debt and equity financing, and the Purchasers are willing to purchase shares of the Company’s Common Stock and the Company’s and Subsidiaries’ Notes in connection therewith, all on the terms and subject to the conditions set forth herein.

Contemporaneously with the closing of the transactions contemplated by this Agreement, the Company and Subsidiaries will enter into a senior secured facility with Porter Capital Corporation (the “Senior Lender”) in an amount no greater than $3,000,000 (the “Senior Financing”).

ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

1.1 Defined Terms.

Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate,” as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.  For purposes of the foregoing, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.  In the case of a Person who is an individual, the term “Affiliate” shall include, with respect to such specified Person, (i) members of such specified Person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act), and (ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person’s immediate family as determined in accordance with the foregoing clause (i).  Notwithstanding the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

“Agent” shall have the meaning given to such term in the caption.

“Agreement” shall have the meaning given to such term in the caption.

“Applicable Laws,” with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

“By-Laws” means the by-laws of the Company, as amended and in effect at the time in question.

“Claim” means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

“Closing” has the meaning ascribed thereto in Section 2.5.

“Closing Date” has the meaning ascribed thereto in Section 2.5.

“Common Stock” means the Common Stock, par value $0.001 per share of the Company Stock.

“Company” means Midas Medici Group Holdings, Inc., a Delaware corporation.

“Company Financial Statements” has the meaning ascribed thereto in Section 3.6.

 “Contracts” has the meaning ascribed thereto in Section 3.5.

“Documents” means this Agreement and the other documents, agreements and certificates executed pursuant to or in connection with this Agreement.

“Equity Interest” means (i) with respect to a corporation, any and all issued and outstanding capital stock and warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  The Fundamental Documents of the Company are the Certificate of Incorporation and By-Laws and any other organizational document as amended or restated (or both) to date.

 “Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

 “Holder” means any Purchaser and any transferee of such Purchaser that is or becomes a holder of the Notes and/or Common Shares, in each case, so long as the Person holds any Notes and/or Common Shares.

“Legal Requirements” means, as to any Person, all federal state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Documents.

“Mortgages” mean the Mortgages between the Company and the Agent for the benefit of Purchasers in the form of Exhibit E and Exhibit F attached hereto

“Notes” has the meaning ascribed thereto in Section 2.1.

 “Permitted Lien” shall mean the following Liens:  (a) Liens in connection with the Senior Financing and the Notes; (b) Liens existing on the Closing Date as described in the SEC Documents or as set forth on Schedule 1.1(a); (c) Liens for taxes, assessments or other governmental charges or levies not yet due; (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of the Company consistent with past practices for amounts not yet due; (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of the Company consistent with past practices in connection with worker’s compensation, unemployment insurance or other types of social security; and (f) with respect to interests in real property, minor defects of title, easements, rights-of-way, restrictions and other similar charges or Liens not materially detracting from the value or materially interfering with the use of such real property.

“Person” shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

 “Proceeding” means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding (including any partial or threatened proceedings).

“Purchaser” has the meaning given to it in the caption to this Agreement and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof, among the Company and the Purchasers of Common Shares in the form of Exhibit A attached hereto.

“Requisite Holders” means Holders representing a at least 75% of all outstanding Notes (based on principal and interest outstanding), as the case may be, held by such Holders at the time in question.

“Restricted Securities” shall mean the Common Shares and the Notes, and any shares of capital stock received in respect thereof, in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) an exemption from the registration requirements of the Securities Act, including but not limited to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity interests.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning ascribed to such term in Section 3.6.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

“Security Agreement” means the Security Agreement dated as of the date hereof, between the Company, Subsidiaries and the Agent, for the benefit of the Purchasers of Notes, in the form of Exhibit C attached hereto.

“Senior Financing” means the secured credit facility by and between the Company, Subsidiaries and Porter Capital Corporation.

“Senior Lender” means Porter Capital Corporation.

“Subordination Agreement” means the Subordination Agreement dated as of the date hereof, among the Company, the Agent, for the benefit of the Purchasers of Notes, and the Senior Lender in the form of Exhibit D attached hereto.

“Subsidiaries” means Consonus Technologies, Inc. (“CTI”), a Delaware corporation, Strategic Technologies, Inc. (“STI”), a North Carolina corporation and WeatherWise USA, Inc. (“WWUSA”), a Delaware corporation.

“Tax” means any Taxes and the term “Taxes” means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other Applicable Laws) of another Person or a member of an affiliated or combined group.

“Transactions” shall have the meaning ascribed to such term in Section 3.3.

“Transfer” means any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

1.2 Rules of Construction.

The term “this Agreement” means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

PURCHASE AND SALE OF SECURITIES; CLOSINGS

2.1 Authorization of Issuance of Notes.

Subject to the terms and conditions hereof, the Company and Subsidiaries have authorized the issuance at one or more Closings of an aggregate of up to Four Million Five Hundred Thousand Dollars ($4,500,000) of one or more promissory notes in the form of Exhibit B attached hereto (collectively the “Notes”) for an aggregate purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000).  The Notes shall be secured by certain assets of the Company and Subsidiaries as set forth in the Security Agreement and Mortgages and shall be subordinate to the Senior Financing.

2.2 Authorization of Issuance of Common Shares.

Subject to the terms and conditions hereof, the Company has authorized the issuance at one or more Closings of an aggregate of up to 1,500,000 shares (the “Common Shares”) of Common Stock at a purchase price of $0.01 per share.

2.3 Sale of Notes.

At each Closing, subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the Company and Subsidiaries shall issue and sell to each Purchaser, and each Purchaser shall severally purchase from the Company and Subsidiaries, Notes in the principal amount specified opposite such Purchaser’s name on Schedule I attached hereto for the purchase price in cash specified opposite such Purchaser’s name on Schedule I attached hereto.  Each Note shall have a face value of at least $50,000.  The Company and Subsidiaries shall update Schedule I for each Closing.

2.4 Sale of Common Shares.

At each Closing, subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the Company shall issue and sell to each Purchaser, and each Purchaser shall severally purchase from the Company, that number of Common Shares set forth opposite its name on Schedule I for a per share purchase price of $0.01 in cash.  Each Purchaser shall purchase 33,333 shares of Common Stock for each $100,000 of Note(s) purchased.  The Company shall update Schedule I for each Closing.

2.5 Closing.

The closing with respect to each Purchaser (each, a “Closing”) hereunder with respect to the issuance and sale of the Notes and the Common Shares and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place at the offices of Midas Medici Group Holdings, Inc., 445 Park Avenue, 20th Floor, New York, NY 10022 on or before August 31, 2011 (the date of each such Closing, a “Closing Date”), or at such other time, date or place as agreed to by the Company and such Purchaser.

2.6 Closing Deliveries.

At each Closing, the Company and Subsidiaries shall deliver to each Purchaser (i) the Notes registered in such Purchaser’s name or the name of such nominee or nominees as such Purchaser may request, in the principal amount set forth opposite such Purchaser’s name on Schedule I attached hereto, against receipt by the Company of a cashier’s check, bank check or wire transfer of immediately available funds to an account designated by the Company of an amount equal to the purchase price for the Notes being purchased by such Purchaser and (ii) a certificate, registered in such Purchaser’s name or the name of such nominee or nominees as such Purchaser may request, representing the Common Shares purchased by such Purchaser against receipt by the Company of a wire transfer of immediately available funds to an account designated by the Company of an amount equal to the purchase price for the Common Shares being purchased by such Purchaser.

2.7 Use of Proceeds.

The Company agrees and covenants that the proceeds received by the Company from the sale of all of the Notes and the Shares shall be used by the Company solely for (i) the payment of fees and expenses incurred in connection with the consummation of this transaction, (ii) the acquisition of Cimcorp, Inc. a company organized under the laws of the Cayman Islands (“Cimcorp”), (iii) general corporate and working capital needs, and (iv) capital expenditures.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company represents and warrants to the Purchasers that as of the date of each Closing:

3.1 Due Incorporation and Good Standing.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Documents to which it is a party.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Subsidiaries.

Each Subsidiary of the Company is duly incorporated and is in good standing in its respective state or jurisdiction of incorporation and has the corporate authority to own, lease or operate its properties and to conduct its business as currently conducted and as proposed to be conducted.  Each Subsidiary of the Company is duly qualified to transact business and is in good standing as a foreign corporation in each state or jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.3 Authority and Enforceability.

The Company and Subsidiaries have all necessary corporate power and authority to execute and deliver this Agreement and each of the other Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the “Transactions”).  The execution and delivery of this Agreement and the other Documents to which it is a party has been authorized by all necessary corporate action on the part of the Company and Subsidiaries and no other corporate proceedings or approvals are required on the part of the Company or Subsidiaries to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions.  This Agreement and the other Documents have been duly and validly executed and delivered by the Company and Subsidiaries and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes the legal, valid and binding obligations of the Company and Subsidiaries, enforceable against the Company and Subsidiaries in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4 Authorization of Notes and Common Shares.

The issuance and sale of the Notes and Common Shares have been duly authorized and the Notes and Common Shares when issued to the Purchasers for the consideration set forth herein will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of any Liens or restrictions on transfer other than as set forth in this Agreement, the Registration Rights Agreement, and applicable state and federal securities laws.

3.5 No Violation or Conflict; No Default.

(a) Neither the execution, delivery or performance of this Agreement, the Notes, Common Shares or any of the other Documents by the Company or Subsidiaries, nor the compliance with its obligations hereunder or thereunder, nor the consummation of the Transactions, nor the issuance, sale or delivery of the Notes or Common Shares will:

(i) violate or conflict with any provision of the Fundamental Documents of the Company or any of its Subsidiaries;

(ii) violate or conflict with any Applicable Laws, except where such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(iii) violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of the Company or its Subsidiaries under, result in the loss (by the Company or any Subsidiary) or modification in any manner adverse to the Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any material mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which their properties may be bound or affected except for consents which may have been or will be obtained prior to Closing and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the other Documents to which the Company and Subsidiaries are a party do not, and the performance of their obligations under this Agreement and the other Documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority pursuant to any Applicable Laws, except for (i) required filings under the Securities Act or state “blue sky” laws as a result of the issuance of the Notes and Common Shares hereunder or the exercise of rights under the Registration Rights Agreement,  and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Company or Subsidiaries from performing its obligations under this Agreement or the other Documents.

3.6 SEC Information.

The Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Purchasers via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

3.7 Private Offering.

Assuming the correctness of the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 hereof, the offer and sale of the Notes and the Common Shares to the applicable Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

3.8 Compliance with Laws.

Each of the Company and its Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all Applicable Laws relating to its business, the absence of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.  Each of the Company and its Subsidiaries is in compliance, in all material respects, with all Applicable Laws and there is no pending or, to the Company’s knowledge, threatened, Claim or Proceedings against either the Company or its Subsidiaries pursuant to any Legal Requirements, other than any such Claim or Proceedings which, if adversely determined, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9 No Material Changes.

(a)  Since December 31, 2010, except as set forth in the SEC Documents, there has not been:

(i)  Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii)  Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)  Any incurrence of any material Liability outside of the ordinary course of business.

3.10 Disclosure.

All information relating to or concerning the Company or any of its Subsidiaries, officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures): (i) set forth in this Agreement, (ii) as disclosed in any SEC Document or exhibit or certification thereto, and/or (iii) as otherwise disclosed in writing to the Agent or the Purchasers by the Company is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as of the date the Closing with respect to such Purchaser, as follows:

4.1 Organization and Standing.

Such Purchaser is an individual or a corporation, limited partnership or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2 Purchase for Own Account.

Such Purchaser is purchasing the Notes and/or the Common Shares to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Notes or the Common Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Notes or Common Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.3 Accredited Investor.

Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Notes and/or the Common Shares and it acknowledges that the Restricted Securities have not been registered under the Securities Act and understands that the Common Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Notes and/or the Common Shares and is presently able to afford the complete loss of such investment; and it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

4.4 Disclosure of Information.

Such Purchaser has had an opportunity to receive all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Purchaser acknowledges receipt of copies of the SEC Filings, either in hard copy or electronically through the SEC’s EDGAR system.

4.5 Authorization; Consents.

(a) Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Documents and (iii) to consummate the transactions contemplated hereby and thereby.  This Agreement, assuming the due authorization, execution and delivery thereof by the Company and the Subsidiaries, is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

(b) The execution and delivery by such Purchaser of this Agreement and the other Documents to which such Purchaser is a party do not, and the performance of its obligations under this Agreement and the other Documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body under any Laws, except for (i) required filings under the Securities Act or state “blue sky” laws and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.

ARTICLE V

PURCHASERS’ CONDITIONS TO CLOSING

The obligation of each Purchaser to purchase and pay for the Notes and/or the Common Shares to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser).  The Company and Subsidiaries shall use their best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company and Subsidiaries at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.  The obligation of a Purchaser to purchase and pay for the Notes and/or the Common Shares to be purchased hereunder at the Closing shall not be subject to any condition that any other Purchaser or Person purchase Notes and/or Common Shares at the Closing.

5.1 Issuance of Notes.

The Company and Subsidiaries shall have duly issued and delivered to the Purchasers of the Notes at the Closing the Notes in the aggregate principal amount purchased by such Purchaser.

5.2 Issuance of Common Shares.

The Company shall have duly issued and delivered to the Purchasers of Common Shares at the Closing the certificate(s) for the number of Common Shares purchased by such Purchasers.

5.3 Registration Rights Agreement.

The Company shall have executed and delivered the Registration Rights Agreement.

5.4 Security Agreement.

The Company and Subsidiaries shall have executed and delivered the Security Agreement.

5.5 Subordination Agreement.

The Company shall have executed and delivered the Subordination Agreement.

5.6 Mortgages.

STI and WWUSA shall have executed and delivered the Mortgages.

5.7 Officer’s Certificate.

The Company shall deliver a certificate executed by an officer of the Company and the Subsidiaries stating, among other things, that (a) the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the Closing Date and (b) the Company has performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Closing.

5.8 Supporting Documents.

Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

(a) certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the good standing of the Company;

(b) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, and certifying:  (i) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board (and any committees thereof) authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Notes and/or the Common Shares, and that all such resolutions are still in full force and effect; and (ii) the incumbency and specimen signature of all officers of the Company executing the Documents, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this Section 5.9(b); and

(c) such additional supporting documents and other information with respect to the operations and affairs of the Company and Subsidiaries as such Purchaser may reasonably request.

5.9 All Proceedings to Be Satisfactory.

All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the Transactions shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser.  Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

5.10 Stop Orders.

No stop order or suspension of trading shall have been imposed by the SEC or any Governmental Authority with respect to public trading of the Common Stock

5.11 Cimcorp Acqusition.

The Stock Purchase Agreement dated as of July 15, 2011 by and among the Company, Cairene Investments Ltd., a company organized under the laws of the British Virgin Islands (the “Seller”), Tadeu Vani Fucci, Antonio Fonte, and Ioco Saukas, Cimcorp, Inc., a company organized under the laws of the Cayman Islands, Cimcorp Comerico Internacional e Informatica S.A., a Brazilian sociedade anônima (“Cimcorp SA”), Cimcorp Comércio e Serviços Tecnológicos e Informática Ltda., a Brazilian limitada, Cimcorp USA, LLC, a Florida limited liability company, and Juri Saukas for the limited purposes described therein shall have been executed by all of the parties thereto (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, the Company will initially acquire 60% of the capital stock of Cimcorp, Inc.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

The obligations of the Company and Subsidiaries to issue the Notes and the Company to sell and issue the Common Shares to be delivered to each Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

6.1 Compliance with Agreements.

Such Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other documents contemplated hereby or thereby which are required by the terms hereof or thereof to be performed or complied with by the Purchaser on or before the Closing Date, including payment of the purchase price of the Note(s) and Common Stock.

6.2 Representations and Warranties.

All of the representations and warranties of such Purchaser contained herein or in any of the other Documents to which it is a party shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties of such Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, both before and after giving effect to the transactions contemplated hereby and by the other Documents.

6.3 Registration Rights Agreement.

The Purchaser shall have executed and delivered the Registration Rights Agreement.

6.4 Security Agreement.

The Agent shall have executed and delivered the Security Agreement.

6.5 Subordination Agreement.

The Agent shall have executed and delivered the Subordination Agreement.

ARTICLE VII

TRANSFER OF SECURITIES

7.1 Restriction on Transfer.

The Restricted Securities shall not be transferable except in compliance with the provisions of the Securities Act in respect of the transfer thereof.  Upon any such Transfer, the holder shall give prompt written notice to the Company of such Transfer, which shall include the identity of the transferee and the number of Restricted Securities Transferred.

7.2 Restrictive Legends.

Each certificate or Note evidencing the Restricted Securities and each certificate or Note for any such securities issued to subsequent transferees of any such certificate or Note shall bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the 1933 Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the 1933 Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Notes and/or Common Shares, the legend required by such state authority.

ARTICLE VIII

MISCELLANEOUS

8.1 Fees, Expenses and Issue Taxes.

(a) The Company and the Purchasers shall each pay their own fees and expenses incurred on their behalf with respect to the Transactions contemplated herein.

(b) The Company agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue Taxes in respect of the issuance of the Common Shares to the Purchasers.

8.2 Further Assurances.

The Company and Subsidiaries shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

8.3 Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, Subsidiaries and the Purchasers and their respective successors, assigns, heirs and personal representatives.  Upon any transfer of the Notes and/or Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Purchaser.

8.4 Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

8.5 Notices.

All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

If to the Company
or Subsidiaries:	Midas Medici Group Holdings, Inc.
445 Park Avenue, 20th Floor
New York, NY 10022
Facsimile: (212) 202-4168
Attention: Nana Baffour, CEO

With a copy to:	360 Venture Law (Shmalo Lang), LLP
6400 Powers Ferry Road, Suite 375
Atlanta, GA 30339
Facsimile: (404) 420-2169
Attention: Steven H. Lang, Esq.

If to Agent:	Knox Lawrence International, LLC
445 Park Avenue, 20th Floor
New York, NY 10022
Facsimile: (212) 202-4168
Attention: Nana Baffour, CEO

if to the Purchasers:	to the address specified on the signature page executed by each such Purchaser, with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

8.6 Amendments, Modifications and Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company, Subsidiaries and the Agent at the direction of the Requisite Holders; provided however, that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Holder, in its capacity as a Holder, without similarly affecting the rights hereunder of all Holders, in their capacities as Holders, shall not be effective as to such Holder without its prior written consent.

8.7 Time is of the Essence; Delays or Omissions.

Time is of the essence of this Agreement.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY AGREES THAT IT WILL NOT COMMENCE ANY SUCH ACTION IN ANY OTHER JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE HOLDER’S INVESTMENT IN THE COMPANY CONTEMPLATED HEREBY.  THE SCOPE OF THIS JURY TRIAL WAIVER SHALL BE LIMITED TO DISPUTES BETWEEN THE COMPANY AND THE HOLDER AND SHALL NOT EXTEND TO DISPUTES BETWEEN THE COMPANY AND ANY OTHER PERSON.

8.9 No Third Party Reliance.

Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company and Subsidiaries as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company and Subsidiaries acknowledge that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers and Agent.  Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers and Agent, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers, Company or the Subsidiaries with respect to such representations or warranties or any matter subject to or arising under this Agreement or otherwise.

8.10 Exculpation Among Purchasers.

Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company and Subsidiaries.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Shares hereunder.

8.11 Extension; Waiver.

At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

8.12 Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.13 Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.  Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

8.14 Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

8.15 Survival of Representations, Warranties and Agreements.

The representations, warranties and agreements of the Purchasers, Company and Subsidiaries in this Agreement shall survive the Closing.

8.16 Indemnification.

(a)           The Company and Subsidiaries agree to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company or Subsidiaries under the Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

           (b)           Promptly after receipt by any Purchaser (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.16, such Indemnified Person shall promptly notify the Company in writing and the Company and/or Subsidiaries shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company and Subsidiaries of their obligations hereunder except to the extent that the Company or Subsidiaries are materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company and Subsidiaries shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company and Subsidiaries shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company and Subsidiaries shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.17 Appointment of Agent.

The Purchasers hereby designate and appoint Knox Lawrence International, LLC as Agent to act as specified herein and in any other documents delivered pursuant hereto.  Each Purchaser hereby authorizes the Agent to take such action as agent on its behalf under the provisions of this Agreement and the other documents delivered pursuant hereto, and to exercise such powers and to perform such duties hereunder and thereunder, as a specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto.  The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement or the other documents delivered pursuant hereto.  Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or any other document delivered pursuant hereto or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other document delivered pursuant hereto a fiduciary relationship win respect of any Purchaser or their assignees; and nothing in this Agreement or any document delivered pursuant hereto, express or implied, is intended to or shall be so construed as to impose upon Agent any obligations or liabilities in respect of this Agreement or any other document delivered pursuant hereto except as expressly set forth herein or therein.  In the case of an Event of Default under the Notes, the Company shall pay the Agent a one-time fee of $25,000 within 10 days of such Event of Default as consideration of its services to be provided under this Agreement and the agreements and documents delivered in connection herewith.

8.18 Certain Rights of the Agent.

If the Agent shall request instructions from the Requisite Holders with respect to any act or action (including failure to act) in connection with this Agreement or any other document delivered pursuant hereto, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions and the Agent shall incur no liability by reason of so refraining.  Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Agent as a result of the Agent’s acting or refraining from acting hereunder or under any other document delivered pursuant hereto in accordance with the instructions of the Requisite Holders or in accordance with the terms of such agreement.  With respect to its own loan and purchase, the Agent shall have the same rights and powers as a Purchaser under this Agreement and the other documents delivered pursuant hereto and may exercise the same as though it were not performing the agency duties specified herein.

8.19 Collateral and Subordination Matters.

The Agent is hereby authorized on behalf of all of the Purchasers, without the necessity of any notice to or further consent from the Purchasers, to execute the appropriate documents being delivered pursuant hereto, and from time to time take any action with respect to the collateral and the documents delivered pursuant hereto that may be necessary to perfect and maintain perfected the liens upon the collateral granted pursuant to the documents delivered pursuant hereto.  In accordance with the documents delivered pursuant hereto, the Agent may release any lien granted to or held by the Agent on any of the collateral.

8.20 Successor Agent.

The Agent may resign at any time upon fifteen (15) days prior written notice to the Purchasers, unless waived by the Requisite Holders.  Such resignation shall take effect upon the appointment of a successor agent as provided below.  Upon any such notice of resignation, the Requisite Holders will appoint from among the Purchasers, a successor Agent.  Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the documents delivered in connection herewith.

8.21 Notes.

All of the Notes issued to the Purchasers will be identical with respect to terms other than with respect to the date of the note, original principal amount and name of the Holder.

8.22 Total Debt.

Until such time as all of the Notes purchased by the Purchasers hereunder are paid in full, the Company agrees that it shall not increase the amount of debt that it has as of the initial closing of the transactions pursuant to the Stock Purchase Agreement, except with respect to any Notes sold pursuant hereto or advances from Cimcorp S.A., pursuant to an unsecured Revolving Note with a maturity date in January, 2014 to be entered into by and between the Company and Cimcorp S.A. at the initial closing of the transactions pursuant to the Stock Purchase Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

The Company: Midas Medici Group Holdings, Inc. By: ______________________ Name: ____________________ Title: ____________________

Subsidiaries:

Consonus Technologies, Inc.

By: ______________________
Name: ____________________
Title: _____________________

Strategic Technologies, Inc.

By:  ______________________
Name: ____________________
Title:  _____________________

WeatherWise USA, Inc.

By: ______________________
Name:____________________
Title: _____________________

Agent: Knox Lawrence International, LLC By: ______________________ Name: ____________________ Title: _____________________

Purchasers:
Address(es) for Notices:
By: ______________________ Name: ____________________ Title: _____________________
_________________________

SCHEDULE I

PURCHASERS

Purchasers	Principal Amount of Notes

Purchasers	Number of Common Shares

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of July 29, 2011 (this “Agreement”), by and between Midas Medici Group Holdings, Inc., a Delaware corporation (the “Company”), and the Purchasers listed on Schedule I (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company will sell up to a total of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to one or more Purchasers at one or more closings pursuant to that certain Securities Purchase Agreement dated July 29, 2011 (the “Purchase Agreement”), between the Company and the Purchasers; and

WHEREAS, each Purchaser that purchases Common Stock pursuant to the Purchase Agreement after the initial Closing under the Purchase Agreement shall execute an Agreement to be Bound to this Agreement and shall be considered a Holder for all purposes hereunder.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

Definitions

.  8.23  Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

 “Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“Holders” shall mean Purchasers, and any transferee of Purchasers to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

“Person” shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Registrable Securities” shall mean (a) the shares of Common Stock issued pursuant to the Purchase Agreement and held by a Holder and (b) any Securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.  For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale constitute less than 1% of the then outstanding shares of Common Stock and are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration Statement” shall mean the Piggy-Back Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

The following terms have the meanings set forth it he Section set forth opposite such term:

Term	Section
Blackout Period	6
Common Stock	Recitals
Indemnified Party	8(d)
Indemnifying Party	8(d)
Participating Piggy-Back Holders	3(b)
Piggy-Back Registration	3(a)
Piggy-Back Registration Statement	3(a)
Purchase Agreement	Recitals

Reserved.

Piggy-Back Registration.

If the Company, proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a “Piggy-Back Registration”), it will give written notice to all Holders at least twenty (20) days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company.  The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

Each Holder desiring to have Registrable Securities registered under this Section 3 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested.  The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the total number of securities which can be sold in the offering without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then:

in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder);

in the event any holder of Securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including Participating Piggy-Back Holders), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and third, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (c) above.

Blackout Periods.  The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 3 hereof during no more than two (2) periods aggregating to not more than 120 days in any twelve-month period (a “Blackout Period”) in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction in which the Company is engaged or in respect of which the Company proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there is an event or state of facts relating to the Company which is material to the Company the disclosure of which would, in the reasonable judgment of the Company be adverse to its interests; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any Securities of the Company.

Expenses.  All expenses incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, shall be paid by the Company, except that:

all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than 30 days after the effective date of such Registration Statement because any Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Holder;

The Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Holders.

Rule 144 Information.  8.24  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

Indemnification and Contribution.

The Company shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, such Holder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder’s directors and officers, participating person or controlling person.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

Each Holder joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the Securities on the one hand and the net proceeds received by the Holders from the sale of Securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

The agreements contained in this Section 7 shall survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

Certain Additional Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.  In addition, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 90-day period beginning on the effective date of any underwritten offering (initiated by the Company) (except as part of such registration), and the Company agrees to use its reasonable efforts to cause its executive officers to enter into a lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter for such offering and if the Company and its directors, executive officers and other significant stockholders enter into similar agreements.

Miscellaneous.

Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Amendments and Waivers; Assignment.  (i)  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.  Notwithstanding the foregoing, the Purchasers acknowledge and agree that the Company may update Schedule 1 for any Purchasers that purchase Common Stock after the initial Closing under the Purchase Agreement.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Notice Generally.  All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 9(c):

If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

If to the Company, at

Midas Medici Group Holdings, Inc.
445 Park Avenue, 20th Floor
New York, New York 10022
Attention: Nana Baffour, CEO
Facsimile: (212) 202-4168

with a copy to:

360 Venture Law (Shmalo Lang) LLP
6400 Powers Ferry Road, Suite 375
Atlanta, Georgia 30339

Attention: Steven H. Lang, Esq.

Facsimile: (404) 420-2169

or at such other address as may be substituted by notice given as herein provided.

Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities.  All of the obligations of the Company hereunder shall survive any such transfer.  Except as provided in Section 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 9(c) shall be deemed effective service of process on such party.  Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.  WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Construction.  Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any Dispute relating to, in connection with or involving this Agreement.  Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MIDAS MEDICI GROUP HOLDINGS, INC.

By:	/s/
Name
Title

[Purchaser Signature Page to Registration Rights Agreement]

PURCHASERS

By:

SCHEDULE I

PURCHASERS

Purchasers	Number of Registrable Securities

EXHIBIT B

FORM OF NOTE

THIS NOTE WAS ORIGINALLY ISSUED IN A PRIVATE PLACEMENT ON AUGUST 1, 2011 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN EXEMPTION UNDER THE ACT AND IS SUBJECT TO OTHER TRANSFER RESTRICTIONS AS SET FORTH HEREIN.

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN SECTION 6 HEREOF.  THIS NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN SECTION 17 HEREOF.

SUBORDINATED SECURED PROMISSORY NOTE

August __, 2011	$100,000

Note No. - 01

Midas Medici Group Holdings, Inc., a Delaware corporation (“MMGH”), Consonus Technologies, Inc., a Delaware corporation (“CTI”), Strategic Technologies, Inc., a North Carolina corporation, (“STI”) and WeatherWise USA, Inc., a Delaware corporation (“WWUSA”) (collectively, the “Company”), hereby promise to pay to the order of (“Holder”), the principal amount of $100,000 in accordance with and subject to the provisions of this subordinated secured promissory note (as may be amended from time to time, this “Note”).

This Note was issued pursuant to that certain Securities Purchase Agreement, dated as of July 29, 2011 (as may be amended and modified from time to time, the “Purchase Agreement”), by and among the Company, Holder, Agent and certain other Purchasers named therein.  This Note may also be referred to herein as the “Promissory Note.”  Except as defined in Section 6 hereof, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

Interest.  This Note shall accrue interest at a rate of 16% per annum (computed based on the actual number of days elapsed in any year and calculated on the principal amount of the Note outstanding from time to time until paid in full). Upon the occurrence of an Event of Default (as defined below) the annual rate of interest automatically shall increase and be equal to the otherwise applicable rate plus Five Percent (5%).

Scheduled Payments of Principal and Interest .  Subject to the provisions of Section 3, Section 5 and Section 6 hereof, payments on this Note shall be made as follows:

(a) Accrued interest shall be payable quarterly on July 31, October 31, January 31 and April 30 of each year commencing on July 31, 2012; then

(b) The entire unpaid principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable on the earlier of: (i) the consummation of a Company Equity Offering (as defined in Section 7); or (ii) on July 31, 2013 (the “Maturity Date”).

Optional Prepayments.  The Company may, at any time and from time to time after February 1, 2012, without premium or penalty, prepay all or any portion of the outstanding principal amount of, and accrued but unpaid interest on, this Note but only if such prepayment is not prohibited by the provisions of Section 6 hereof.

Security Interest. Payment of the obligations due under this Note is secured by (i) a security interest in the Collateral, as described in the Security Agreement in favor of the Agent, (ii) a mortgage upon certain property located at 49 South, 14th Street, Pittsburgh, Pennsylvania 15203 (the “PA Property”), as evidenced by a certain Mortgage executed by WWUSA in favor of the Agent (the “PA Mortgage”), and (iii) a mortgage upon certain property located at 301 Gregson Drive, Cary, NC 27511 (the “NC Property”), as evidenced by a certain Mortgage executed by STI in favor of the Agent (the “NC Mortgage”).

Application of Payments.  Any payment under this Note shall be applied (a) first, to pay any accrued and unpaid interest on the Note and (b) second, to repay any unpaid principal amount on the Note.

Subordination; Restrictions on Payment.  Notwithstanding any provision of this Note to the contrary, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment to certain indebtedness, obligations and liabilities of the maker pursuant to the terms of that certain Subordination Agreement of even date herewith, by and among the Company, the Holder, Knox Lawrence International, LLC, as agent, and Porter Capital Corporation, as the same may be amended, restated, modified or supplemented from time to time (the “Subordination Agreement”), and any related documents delivered pursuant thereto, and any renewal, replacement or extension thereof, including, without limitation, principal, interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to either Company, whether or not allowed in such proceedings), fees, costs and expenses (including, without limitation, attorneys’ fees).  The Holder also agrees to execute (and to instruct the Agent to execute) any subordination or similar agreement requested by any holder of a first mortgage on the NC Property and any successor to such holder and with respect to any refinancing of the existing first mortgage on the NC Property.

Definitions.  For purposes of this Note, the following capitalized terms have the following meanings.

 “Company Equity Offering” means the sale the capital stock of MMGH, in one or a series of related transactions, with gross proceeds to MMGH of no less than Twenty Five Million Dollars ($25,000,000).

Event of Default.  Each of the following shall constitute an event of default under this Note (an “Event of Default”):

(i)           the failure of Company to pay any installment of principal and interest due hereunder more than five (5) days after such payment is due;

(ii)           the filing of a petition by Company pursuant to which Company seeks to avail itself of the protection of any federal or state bankruptcy, insolvency or similar law;

(iii)           the initiation of any federal or state bankruptcy or insolvency proceeding against Company which is not dismissed within sixty (60) days following the date filed;

(iv)           the making of a general assignment by Company for the benefit of Company’s creditors;

(v)           the Company’s consent to any material modification of the loan with Porter Capital Corporation including, any increase in the total principal amount outstanding of such loan to an excess of $3,244,400, and any increase in the interest rates of such loan; or

(vi)           any breach of Section 8.22 of the Purchase Agreement.

Upon the occurrence of an Event of Default, and subject to Section 19, Holder may, in Holder’s sole and absolute discretion, accelerate this Note by declaring in a written notice to Company that the then entire outstanding principal sum hereof, together with all accrued and unpaid interest hereon, is immediately due and payable.

Presentment.  The Maker hereby waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of protest, and diligence in collection.  The non-exercise by Holder of any of Holder’s rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

Amendment and Waiver.  Subject to Section 19, the provisions of this Note may be amended or waived only in a writing signed by the Company and the Holder.

Cancellation.  After all principal and accrued interest, if any, at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

Payments.  All payments to be made to Holder shall be made in the lawful money of the United States of America in immediately available funds, unless otherwise agreed to by such Holder.

Place of Payment.  Payments of principal and interest shall be delivered to Holder at such address as is specified by prior written notice by Holder to the Company.

Governing Law.  All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest, if any, shall continue to accrue at the required rate hereunder until any such payment is made.

Usury Laws.  It is the intention of the Company and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable (whether designated as interest, service charges, points or otherwise) under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  Earned interest (whether designated as interest, service charges, points or otherwise) may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or, subject to the provisions of Section 6 hereof, credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company.

Restrictions on Transfer.  Holder may not sell, transfer, assign, negotiate, pledge or otherwise dispose of this Note prior to the Maturity Date or an Event of Default without the prior written consent of the Company.  Notwithstanding the foregoing, Holder may transfer this Note to a Permitted Assignee at any time.  In addition, any transferee of this Note hereby agrees to take such Note subject to all of the Company’s rights and privileges hereunder.  This Note and all replacement notes will bear a legend evidencing such transfer restrictions. For purposes hereunder, a “Permitted Assignee” means with respect to a particular Holder, a person that is (i) a spouse, natural or adoptive lineal ancestor or descendant of such Holder (a "Family Member"); (ii) a trust, estate, guardianship or custodianship, including those established under any of the Uniform Gifts to Minors Act of any state, established for such Holder, or one or more Family Members or other Permitted Assignees of such Holder; and (iii) an entity that is under the control of or in common control with such Holder.  The subsequent transfer of any Note by a Permitted Assignee shall be subject to the same restrictions of this Section 17 in the same manner as if the Note to be transferred was still owned by the Holder from whom such Permitted Assignee acquired such Note.

No Strict Construction. The Company and Holder have participated jointly in the negotiation and drafting of this Note.  In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Company and Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note.

Series of Subordinated Secured Promissory Notes.  This Note is one of a series of Subordinated Secured Promissory Notes in the original aggregate principal amount of up to $4,500,000 issued by Company to the Purchasers pursuant to the Purchase Agreement (the “Subordinated Secured Promissory Notes”).  The rights of each of the Holders to receive payments under the Subordinated Secured Promissory Notes shall be on a pari passu basis with one another and in the event that any amount being paid or collected is not sufficient to pay in full all amounts owed under all of the Subordinated Secured Promissory Notes, the amount being paid or collected shall be allocated and paid to all of the Holders under all of the Subordinated Secured Promissory Notes pro rata based upon the then outstanding principal balance and accrued interest owed by Company to each such Holder under the Subordinated Secured Promissory Notes.  The Holder agrees that the consent of the Requisite Holders is required to declare an Event of Default hereunder, and that the Requisite Holders may consent to any amendment to the Subordinated Secured Promissory Notes, provided however, that any such amendment, modification or waiver that would adversely affect the rights of any Holder of a Subordinated Secured Promissory Note, in its capacity as a Holder, without similarly affecting the rights of all Holders of the Subordinated Secured Promissory Notes, in their capacities as Holders, shall not be effective as to such Holder of a Subordinated Secured Promissory Note without its prior written consent.

Notice. Notices pursuant to this Note shall be sent pursuant to the provisions of Section 8.5 of the Purchase Agreement.

*          *          *          *          *

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note on the date first above written.

MIDAS MEDICI GROUP HOLDINGS, INC.

By:           ____________________________
Name:           __________________________
Its:           ____________________________

CONSONUS TECHNOLOGIES, INC.

By:           ____________________________
Name:           __________________________
Its:           ____________________________

STRATEGIC TECHNOLOGIES, INC.

By:           ____________________________
Name:           __________________________
Its:           ____________________________

WEATHERWISE USA, INC.

By:           ____________________________
Name:           __________________________
Its:           ____________________________

Acknowledged by:

_________________________________

EXHIBIT C

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

           This Security Agreement (this “Agreement”) is entered into as of July 29, 2011 by and among Midas Medici Group Holdings, Inc., a Delaware corporation, Consonus Technologies, Inc., a Delaware corporation, Strategic Technologies, Inc. a North Carolina corporation, and WeatherWise USA, Inc., a Delaware corporation (the “Borrower”), in favor of Knox lawrence International, LLC, a Delaware limited liability company, as administrative agent (together with its successors in such capacity, “Agent”), for itself and the Purchasers (defined below).

Recitals

A.           Borrower desires to borrow funds from the Purchasers.

B.           The Purchasers are purchasing Subordinated Secured Promissory Notes in the aggregate original principal amount of $4,500,000 (the “Notes”), in one or more closings, pursuant to that certain Securities Purchase Agreement dated July 29, 2011 (the “Purchase Agreement”), between the Borrower, Agent and the Purchasers thereto (the “Purchasers”).

C.           As a condition precedent to purchasing the Notes, the Purchasers have required Borrower to execute and deliver this Agreement.

Agreement

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1 Creation of Security Interest.  In order to secure the payment and performance of the Secured Obligations (as defined below), the Borrower hereby assigns, pledges and grants to the Agent, for the benefit of the Purchasers, a security interest in all of the following of their respective properties and assets, in each case whether now owned or hereafter acquired and wherever located (collectively, the “Collateral”):

All property and assets of the Borrower of every nature and kind whatsoever, including, without limitation, all machinery, equipment and supplies, appliances, computers and related equipment, tools, tooling, furniture, furnishings, fixtures, goods, inventory, raw materials, work in process, finished goods and materials owned by the Borrower, accounts, accounts receivable, general intangibles, names, trademarks, service marks, intellectual property, software, chattel paper, documents, instruments (whether negotiable or non-negotiable), deposit accounts, investment property, securities (including the capital stock of Cimcorp, Inc.), securities entitlements, money, contract rights and rights to payment of every kind; and all products, additions, accessions, replacements and substitutions for and of all such Collateral; and all books and records of the Borrower with respect to all such Collateral; and all proceeds, which includes:  (i) whatever is now or hereafter receivable or received by Borrower upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary, whether such proceeds constitute accounts, inventory, general intangibles, equipment, intellectual property or other assets; (ii) any such items which are now or hereafter acquired by the Borrower with any proceeds of Collateral hereunder; and (iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of damage or loss or otherwise with respect to any item of Collateral or any proceeds thereof.  Notwithstanding the foregoing, the Collateral shall not include any Purchased Receivables as such term is defined in the Commercial Financing Agreement in the aggregate principal amount of up to $3,000,000.00 in favor of Porter Capital Corporation and Porter Bridge Loan Company, Inc.

2 Secured Obligations.  For purposes of this Agreement, “Secured Obligations” shall mean any and all obligations, indebtedness and liabilities owed by Borrower to the Purchasers under the Notes, and all amendments, modifications, extensions and renewals thereof.

3 Representation and Warranties.  Borrower represents and warrants as follows:

(a) Chief Executive Office.

(i) MMGH’s chief executive office is located at 445 Park Avenue, 20th Floor, New York, New York 10022.

(ii) CTI’s and STI’s chief executive office is at 301 Gregson Drive, Cary, NC 27511.

(iii) WWUSA’s chief executive office is at 49 South, 14th Street, Pittsburgh, PA 15203.

(b) Existence and Power.  Borrower is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and assets and to execute and deliver, and perform its obligations under, this Agreement.

(c) Enforceability.  This Agreement has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d) No Conflict.  The execution, delivery and performance of this Agreement by Borrower and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, its organizational documents or any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Borrower is a party; or (ii) conflict with any law, order, rule or regulation of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties.

(e) Priority.  Borrower is the sole owner of its Collateral; there are no security interests, liens or encumbrances, or adverse claims of title to, or any other interest whatsoever, in the Collateral or any portion thereof except for Permitted Liens (as such term is defined in the Purchase Agreement) and liens created by this Agreement; and no financing statement, mortgage or deed of trust covering the Collateral or any portion thereof exists, is on file or will be filed in any public office other then with respect to the Permitted Liens.

4 Covenants.  Borrower covenants and agrees as follows:

(a) Change in Address or Corporate Structure.  Borrower shall not change its name, identity, or corporate structure, move all or any portion of the Collateral or relocate its chief executive office without the prior written consent of the Agent and the prior filing of a financing statement with the proper office and in the proper form to perfect or continue the perfection of the security interests (without loss of priority) created herein which filing shall be satisfactory in form, substance and location to the Agent prior to such filing.

(b) Payment of Taxes and Liens.  Borrower shall pay and discharge all taxes, assessments and charges or levies against its Collateral prior to delinquency thereof.

(c) No Transfer.  Borrower shall not sell, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of all or any portion of its Collateral (other than in the ordinary course of business) or encumber, or hypothecate, or create or permit to exist any material lien, security interest, charge or encumbrance or adverse claim upon or other interest in all or any portion of its Collateral other than Permitted Liens and purchase money security interests on equipment, without equally and ratably securing the Notes or without the prior written consent of the Agent; provided that, Borrower may transfer all or any portion of its Collateral to a wholly-owned subsidiary of Borrower, if such wholly-owned subsidiary agrees to provide a guaranty of the Notes and a security interest in such Collateral on the same terms and conditions set forth herein.

5 Further Assurances.  Borrower shall execute and file any financing or continuation statement, or amendments thereto, and such agreements (including, without limitation, deposit account control agreements), instruments or notices as may be necessary or desirable, which the Agent, for the benefit of the Purchasers, may reasonably request in order to perfect and preserve the perfection and the priority of the security interests granted or purported to be granted under this Agreement.  Borrower hereby irrevocably makes, constitutes, and appoints the Agent, for the benefit of the Purchasers (and any of its respective officers, employees, or agents designated by Agent) as Borrower’s true and lawful attorney, with power to: (a) sign the name of Borrower on any and all documents to be executed, recorded, or filed in order to perfect or continue perfected the security interest in the Collateral including, without limitation, any UCC financing statements; (b) at any time after the occurrence of a default, endorse Borrower’s name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into the Agent’s or Purchasers’ possession; (c) at any time after the occurrence of a default, make, settle, and adjust all claims under Borrower’s policies of insurance in respect of the Collateral and make all determinations and decisions with respect to such policies of insurance.  The appointment of the Agent as Borrower’s attorney, and each and every one of the Agent’s rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed or this Agreement is earlier terminated.  At such time as all of the Secured Obligations shall have been have been fully repaid and performed or this Agreement has been earlier terminated, the Agent, for the benefit of the Purchasers, shall execute and deliver to Borrower all releases, termination statements, and other instruments as may be necessary or proper to release or reflect the release of the Agent’s, for the benefit of the Purchasers’, security interest in the Collateral.

6 Defaults.  Borrower shall be in default under this Agreement upon the happening of any one or more of the following events:

(a) Default Under Notes.  An “Event of Default” shall occur under the Notes;

(b) Representations and Warranties.  Any representation or warranty made by Borrower in this Agreement or in the Notes shall prove to have been untrue, incorrect or misleading in any material respect when made;

(c) Other Covenants.  Borrower shall fail duly to observe or perform any covenant or agreement contained in this Agreement or in the Notes (a “Covenant Default”) and shall fail to cure such Covenant Default within ten (10) days after written notice thereof; or

(d) Collateral.  Borrower shall fail to pay and discharge any judgment or levy of any attachment, execution or other process against any all or any portion of the Collateral and such judgment shall not be satisfied, or such levy or other process shall not be removed within twenty (20) calendar days after the entry or levy thereof, or at least five (5) calendar days prior to the time of any proposed sale under any such judgment levy.

Subject to the terms of the Subordination Agreement, upon such default, the Agent, if directed by the Requisite Purchasers, may declare all Secured Obligations to be immediately due and payable and enforce the security interest given hereunder.  The Agent shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code and may require Borrower to assemble the Collateral (and records pertaining thereto) and turn it over to the Agent, for the benefit of the Purchasers, at a place designated by the Agent.  Agent may also enter the premises of Company and take possession of any Collateral not then in its possession and of any Collateral not then in its possession and of the records pertaining thereto and any other collateral.  Agent may also use, in connection with any assembly or disposition of the collateral, any trademark, trade name, trade style, copyright, patent right, or technical process used or utilized by the Company.  Agent may further return any surplus realized and hold the Company liable for any deficiency.  Borrower hereby expressly waives and releases all rights to have any of the Collateral marshalled upon the exercise of any remedies under this Agreement.

7 Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses, including legal fees, incurred or paid by the Agent, for the benefit of the Purchasers, in preparing, executing or amending this Agreement, and in exercising its rights and remedies or protecting its interests hereunder.

8 Notices.  All notices, requests and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, telex, e-mail, overnight courier or certified mail, postage prepaid, to Borrower addressed as set forth in the first paragraph hereof or to Agent at its last known address appearing on the books of the Borrower maintained for such purpose.  Such notices, requests and other communications sent shall be effective upon receipt, unless sent by (i) overnight courier, in which case they shall be effective one (1) business day after deposit with such overnight courier, or (ii) mail, in which case they shall be effective exactly three (3) business days after deposit in the United States mail.  Any party may change its address or other information by giving notice thereof to the other parties hereto in conformity with this section.

9 Termination of Agreement.  This Agreement shall continue in full force and effect until all of Secured Obligations have been satisfied in full.

10 Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

11 Amendments.  No amendment or modification of this Agreement nor any waiver of any rights under this Agreement shall be valid, binding or effective against Purchasers unless it is in writing and signed by the Agent, at the direction of the Requisite Purchasers and for the benefit of the Purchasers.  No amendment or modification of this Agreement nor any waiver of any rights under this Agreement shall be valid, binding or effective against Borrower unless it is in writing and signed by Borrower.  Notwithstanding the foregoing, each Purchaser that purchases Notes pursuant to the Purchase Agreement after the initial Closing under the Purchase Agreement shall execute a separate signature page to this Agreement and shall be considered a Purchaser for all purposes hereunder.

12 Entire Agreement.  This Agreement, the Purchase Agreement and the Notes are intended by the parties as a final expression of their agreement relating to the subject matter thereof and are intended as a complete and exclusive statement of the terms and conditions thereof.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

13 Severability.  If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

14 Successors and Assigns.  All rights of the Agent, for the benefit of the Purchasers, hereunder shall inure to the benefit of their successors and assigns.  Borrower shall not assign any of its interest under this Agreement without the prior written consent of the Agent at the direction of the Requisite Purchasers.  Any purported assignment inconsistent with this provision shall, at the option of the Agent, at the direction of the Requisite Purchasers, be null and void.

15 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

16 Delay; Waiver.  No delay in enforcing or failing to enforce any right under this Agreement by the Agent, for the benefit of the Purchasers, shall constitute a waiver by the Purchasers of such right.  No waiver by the Agent, for the benefit of the Purchasers, of any default hereunder shall be effective unless in writing by the Agent at the direction of the Requisite Purchasers, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

17 Time of Essence.  Time is of the essence of each provision of this Agreement of which time is an element.

18 Survival of Representations and Warranties.  All representations, warranties and covenants of Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate upon the full payment and performance by Borrower of the Secured Obligations or the earlier termination of this Agreement.

19 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

                                                                Borrower

Midas Medici Group Holdings, Inc.,
a Delaware corporation

By:__________________________
Name: _______________________
Title: ________________________

Consonus Technologies, Inc.,
a Delaware corporation

By:__________________________
Name: _______________________
Title: ________________________

Strategic Technologies, Inc.,
a North Carolina corporation

By:__________________________
Name: _______________________
Title: ________________________

WeatherWise USA, Inc.,
a Delaware corporation

By:__________________________
Name: _______________________
Title: ________________________

Agent, for the benefit of the Purchasers

Knox Lawrence International, LLC,
a Delaware limited liability company

By: _________________________
Name: _______________________
Title: ________________________

EXHIBIT D

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AND STANDSTILL AGREEMENT

THIS SUBORDINATION AND STANDSTILL AGREEMENT (this “Agreement”) is made as of July __, 2011, by and between PORTER CAPITAL CORPORATION, an Alabama corporation and PORTER BRIDGE LOAN COMPANY, INC., an Alabama corporation (hereinafter jointly, severally and collectively “Lender”), and KNOX LAWRENCE INTERNATIONAL, LLC, a Delaware limited liability company as Agent on behalf of the each of the Purchasers under that certain Securities Purchase Agreement by and among MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation (hereinafter along with STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation, CONSONUS TECHNOLOGIES, INC., a Delaware corporation, and WEATHERWISE USA, INC., a Delaware corporation, jointly, severally and collectively, the “Company”) and the Purchasers thereto (each Purchaser, a “Junior Creditor” and together the “Junior Creditors”).

RECITALS

The Midas Medici Group Holdings, IncCompany has executed or will execute subordinated secured promissory notes (the “Subordinate Notes”) to the Junior Creditors in the aggregate original principal amount of up to FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ($4,500,000.00) (the “Subordinate Loans”).

The Company has executed or will execute the Commercial Financing Agreement in the aggregate principal amount of up to $3,000,000.00 in favor of Lender, payable with interest and upon the terms and conditions described therein (as last amended, the “Credit Agreement”) along with a Promissory Note payable to Lender in the principal amount of $244,400.00 (as last amended, the “Note”), evidencing certain secured loans (hereinafter the “Porter Loans”).  The Porter Loans are secured by, among other things, the Credit Agreement, an Open-End Mortgage, Assignment of Rents and Security Agreement, a Security Agreement and other documents and instruments securing the repayment of the Porter Loans (as such agreements and other documents and instruments may be hereafter amended, extended, restated, supplemented, consolidated, renewed or otherwise modified or replaced from time to time, the “Porter Security Instruments”) covering the personal and real property described therein (the “Porter Loan Collateral”).

In consideration of Lender’s consent to the Subordinate Loan and the Subordinate Security Instruments, Agent on behalf of Junior Creditors is willing to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby declared, understood and agreed as follows:

DEFINITIONS.

“Enforcement Action” means the commencement of any enforcement action against, or the taking of possession or control of, or the exercise of any remedies with respect to Company.

“Porter Loan Collateral” means all of the real, personal and other property (i) encumbered by the Porter Loan Documents, or (ii) securing the Porter Loans, and all of Company’s right, title and interest in and to such property, whether existing or acquired in the future, and all security interests, liens, claims, pledges, assignments, conveyances, endorsements and guaranties of whatever nature securing the Porter Loans and all products and proceeds of the foregoing.

“Porter Loan Documents” means the Credit Agreement, the Note, the Porter Security Instruments and any other document, agreement or instrument now or hereafter executed and delivered by or on behalf of Lender, Company or any other party in connection with the Porter Loans, including, without limitation, any document, agreement or instrument hereafter executed and delivered by or on behalf of Lender or Company in connection with any refinancing or replacement of the Porter Loans, as any of the same may be from time to time amended, extended, restated, replaced, supplemented, increased, consolidated, decreased, renewed or otherwise modified.

“Subordinate Loan Collateral” means all of the real, personal and other property (i) encumbered by the Subordinate Notes or (ii) securing the Subordinate Notes, and all of Company’s right, title and interest in and to such property, whether existing or acquired in the future, and all security interests, liens, claims, pledges, assignments, conveyances, endorsements and guaranties of whatever nature securing the Subordinate Notes and all products and proceeds of the foregoing.

“Subordinate Loan Documents” means the Subordinate Notes and any other loan document, agreement or instrument now or hereafter executed and delivered by or on behalf of Company in connection with the Subordinate Loans, as any of the same may (subject to the terms and conditions of this Agreement) be from time to time amended, extended, restated, replaced, supplemented, consolidated, renewed or otherwise modified (but in no event increased).

EFFECTIVENESS OF AGREEMENT

.  This Agreement shall be effective immediately upon the execution hereof by the parties hereto and shall remain in effect for only so long as both the Porter Loans and the Subordinate Notes remain outstanding.

SUBORDINATION.

Notwithstanding anything to the contrary whatsoever contained in any of the Subordinate Loan Documents or any other document or agreement related or pertaining to the Subordinate Loans, the Subordinate Loan Documents, as well as any or all of Junior Creditors’ rights and remedies under the Subordinate Loan Documents and in and to the Subordinate Loan Collateral, are hereby expressly made subject and subordinate in all respects to the Porter Loans, any future advances by Lender pursuant to modifications of the Porter Loans or to protect the Porter Loan Collateral or Lender’s lien thereon or rights thereto, and to all of Lender’s rights and remedies under the Porter Loan Documents and in and to the Porter Loan Collateral and to all of the terms and conditions of the Porter Loan Documents.

Junior Creditors shall be permitted to accept scheduled payments of principal and interest under the Subordinate Loan Documents to the extent provided in the Subordinate Loan Documents.

ACCOUNTS PURCHASED BY PORTER. In the event, in accordance with the terms of the Porter Loan Documents, Porter for value purchases an account or receivable from Company, and such purchase is deemed to be a true sale under applicable law and not deemed to be a pledge of security for a loan (collectively, the “Purchased Receivables”), Agent and Junior Creditors do hereby waive and release as to Lender their lien on the Purchased Receivables and all contract rights of Company relating to the account debtors directly associated therewith. The defined term Purchased Receivables shall not at any time include or be deemed to include in any manner whatsoever any assets of Company which are repurchased by Company pursuant to the terms of the applicable agreements evidencing the Porter Financing or otherwise for any reason. Further in no event shall the Purchased Receivables (as that term is defined herein) be construed to cover or include inventory, equipment, or goods owned by Company.

CERTAIN ACTIONS REGARDING SUBORDINATE LOANS.

(a)  Until such time as the Porter Loans shall have been paid in full, together with any and all other amounts which shall be due and payable under the terms of the Porter Loan Documents, Agent on behalf of Junior Creditors agrees that the Junior Creditors shall not take any of the following actions with respect to the Subordinate Notes without the prior written consent of Lender and subject to Lender’s rights of priority consent to any amendment, extension, restatement, replacement, supplement, increase, consolidation or renewal of the Subordinate Loan Documents.

(b)  Upon the occurrence of an Event of Default under the Subordinate Loan Documents, the Junior Creditors shall notify Lender in writing of such default, and the default shall be deemed an event of default with respect to Porter Loan Documents.

(c)  Agent on behalf of Junior Creditors and Junior Creditors shall not, until one hundred twenty (120) days have passed from the date that the Junior Creditors have notified Lender of an Event of Default under the Subordinate Loan Documents:

(i) commence any legal proceedings against Company or commence any Enforcement Action;

(ii) commence or consent to any bankruptcy, insolvency, reorganization or similar proceeding by or against Company;

(iii) exercise its default remedies under the Subordinate Loan Documents;

(iv) accelerate all or any portion of the Subordinate Notes or exercise any of their remedies (including, without limitation, any Enforcement Action) thereunder;

(v) declare obligations evidenced by the Subordinate Loan Documents immediately due and payable;

(vi) enforce the security interest given hereunder;

(vii) enter the premises of Company and take possession of any collateral not then in its possession and of the records pertaining thereto and any other collateral;

(viii) use, in connection with any assembly or disposition of the collateral, any trademark, trade name, trade style, copyright, patent right, technical process or intellectual property used or utilized by Company;

(ix) exercise any and all other remedies allowed under law.

FURTHER ASSURANCES.  Agent on behalf of Junior Creditors hereby agrees that, within five (5) business days after written request by Lender, Agent on behalf of Junior Creditors shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances and instruments as Lender may reasonably request in connection with the rights granted to Lender hereunder and in order to evidence the foregoing agreements, including, but not limited to, the execution and delivery of documents to confirm the foregoing agreements upon and with respect to any refinancing or replacement of the Porter Loans or the Porter Loan Documents.

GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, and any disputes now or hereafter arising in connection with the execution or operation of this Agreement, regardless of whether such disputes shall arise in contract, tort or otherwise, shall be governed and determined by the laws of the State of New York, without regard to the conflicts of laws provisions thereof.  Jurisdiction and venue for purposes of this Agreement shall be solely with the state and federal courts sitting in either New York, New York or Birmingham, Alabama.

ENTIRE AGREEMENT.  This Agreement reflects the entire understanding and agreement of the parties with respect to the subject matter hereof.

NOTICES. All notices and communications required or provided for hereunder for any party shall be in writing and shall be (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by private courier or other overnight delivery service, or (d) sent by telecopy (with evidence of transmittal) to the party or parties to whom such notice is required to be given, to the address set forth below (or to such other address as any party may designate from time to time in accordance with the terms of this section:

If to Lender:
Porter Capital Corporation
2112 First Avenue North
Birmingham, Alabama 35203
Attention:  Marc Porter
Facsimile No.  (205) 322-7719

Porter Bridge Loan Company, Inc
2112 First Avenue North
Birmingham, Alabama 35203
Attention:  Marc Porter
Facsimile No.  (205) 322-7719

Agent:
Knox Lawrence International, LLC
Attention: Johnson Kachidza
445 Park Avenue, 20th Floor
New York, NY 10022
Facsimile No. (212) 202-4168

A notice delivered personally shall be effective upon receipt.  A notice delivered by private courier or other overnight delivery service shall be effective on the day delivered (or the day on which delivery is refused in the event delivery is refused).  A notice delivered by certified or registered mail shall be effective on the third business day after the day of mailing.  A notice sent by telecopy shall be effective twenty-four (24) hours after the dispatch thereof.

CHANGES TO THIS AGREEMENT; CAPTIONS.  This Agreement may not be changed, terminated or modified except by an agreement in writing, signed by each of the parties hereto.  The various captions and headings contained herein are for convenience only and shall not be deemed or construed to limit, modify, alter or impair the meaning of any section or provision contained in this Agreement.

NO THIRD PARTY BENEFICIARY.  No person or entity (including, without limitation, Company) is intended to be a third party beneficiary of, and no one other than Lender and Junior Creditors and their respective successors and assigns (including, without limitation, any holder of a replacement of the Porter Loans) shall have any rights under, this Agreement.

ASSIGNMENT; SUCCESSORS AND ASSIGNS.  Lender may assign the Porter Loans and the other Porter Loan Documents without restriction.  Lender may assign its rights and obligations under this Agreement to any subsequent holder of the Porter Loans.  Junior Creditors may assign the Subordinate Loans or any of the Subordinate Loan Documents as set forth therein, provided the Agent remains as Agent.  This Agreement shall be binding upon and shall inure to the benefit of Lender, Agent, Junior Creditors and their respective successors and assigns.

MODIFICATION. Lender at any time and from time to time, may enter into such agreement or agreements with Company as it may deem proper, extending the time of payment of, or renewing or otherwise altering the terms of all or any of the Company’s obligations or debts to Lender or affecting the security or property underlying any or all of such obligations or debt, or may exchange, sell, release, surrender or otherwise deal with any such security or property, without in any way impairing or affecting this agreement thereby.

NO PARTNERSHIP.  This Agreement shall not in any respect be interpreted, deemed or construed as making Agent or any Junior Creditor a partner or joint venturer with any other person or entity, including, without limitation, Lender or Company, nor shall it be construed as making Agent or any Junior Creditor the agent or representative of Lender or Company nor Lender or Company the agent or representative of any Junior Creditor.

COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

CONSTRUCTION. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof shall arise favoring or disfavoring either party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

ATTORNEYS FEES.  If any lawsuit is brought to enforce this Agreement or in connection with any breach or violation hereof, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses, including, without limitation, all reasonable attorneys’ fee and expenses.

[Signatures on following pages]

IN WITNESS WHEREOF, Lender and Agent have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”
PORTER CAPITAL CORPORATION,
an Alabama corporation

By: _______________________________
Name:
Title:

PORTER BRIDGE LOAN COMPANY, INC.
an Alabama corporation

By: _______________________________
Name:
Title:

“AGENT” KNOX LAWRENCE INTERNATIONAL, LLC, a Delaware limited liability company By: _______________________________ Name: Johnson Kachidza Title: Managing Principal

IN WITNESS WHEREOF, the undersigned on behalf of the Company has executed this Agreement as of the date set forth in the introductory paragraph of this Agreement, solely for the purpose of acknowledging the same and its obligations hereunder.

MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation By _______________________________ Name: Title:

AMENDMENT OF PORTER LOAN DOCUMENTS

MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation and STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation as parties to the Porter Loan Documents, hereby instructs and requests Lender to amend the Porter Loan Documents to substitute “KNOX LAWRENCE INTERNATIONAL, LLC” for “YENNI CAPITAL, INC.” wherever “YENNI CAPITAL, INC.” appears therein, and MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation and STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation hereby ratifies and confirms the Porter Loan Documents as amended hereby.

MIDAS MEDICI GROUP HOLDINGS, INC.,
a Delaware corporation

By _______________________________
  Name:
  Title:

STRATEGIC TECHNOLOGIES, INC.,
a North Carolina corporation

By _______________________________
  Name:
  Title:

EXHIBIT E

FORM OF MORTGAGE (PA)

Parcel ID 3-M-102

PREPARED BY and RETURN TO:
Knox Lawrence International, LLC
445 Park Avenue, 20th Floor
New York, NY 10022

Telephone Number:  212-792-0920

I hereby certify that the address of the Mortgagee
stated below is correct.

_______________________________________

OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

This OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (hereafter referred to as "Mortgage") made August 29, 2011, by and between WEATHERWISE USA, INC., a Delaware corporation whose mailing address is 49 South, 14th Street, Pittsburgh, Pennsylvania 15203 ("Mortgagor"), and KNOX LAWRENCE INTERNTAIONAL, LLC, whose address is 445 Park Avenue, 20th Floor, New York, NY 10022 ("Agent") as Agent on behalf of the Purchasers (as defined below).  Agent is the mortgagee hereunder for indexing purposes by the clerk of court.

W I T N E S S E T H :

To secure payment and performance of obligations under those certain Subordinated Secured Promissory Notes (the “Notes”) issued pursuant to that certain Securities Purchase Agreement dated as of July 29, 2011 among MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation, CONSONUS TECHNOLOGIES, INC., a Delaware corporation, STRATECIC TECHNOLOGIES, INC., a North Carolina corporation, and WEATHERWISE USA, INC., a Delaware corporation (collectivley, the "Company"), the Agent and the Purchasers named therein (the “Purchasers”) for the sale of up to $4,500,000.00 of Notes (the “SPA”), the other documents delivered pursuant to the SPA (the "Loan Documents"), all other indebtedness of Company to Purchasers whenever borrowed or incurred, whether or not reasonably contemplated by the parties hereto as of the date hereof, this Mortgage, all other indebtedness of Mortgagor to Purchasers whenever borrowed or incurred, and any renewals, extensions, novations, or modifications of the foregoing (collectively the "Obligations"), and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Agent for the benefit of Purchasers, their successors and assigns all of Mortgagor's right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "Property"):  (i) all those certain tracts of land in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania described in EXHIBIT A attached hereto and made part hereof (the "Land"); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situated or installed in or upon, or used in the operation or maintenance of, the Land or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Land; (iv) all building materials, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, any construction, repair or renovation of the buildings and improvements situated or to be situated thereon; (v) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land; (vi) all contract rights, accounts receivable and general intangibles relating to the Land or the use, occupancy, maintenance, construction, repair or operation thereof but excluding any of the forgoing relating to or arising from the ownership and operation of Mortgagor’s operating business; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies; (vii) all estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights; and (viii) all "Proceeds" of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

In the event that Mortgagor is the owner of a leasehold estate with respect to any portion of the Property and Mortgagor obtains a fee estate in such portions of the Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security title and lien of this Agreement.

TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor’s in and to the Property unto Agent, its successors and assigns, forever.

Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances.  Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Agent and Agent's successors and assigns, against the lawful claims of all persons whomsoever.  Notwithstanding anything to the contrary herein, Agent, on behalf of Purchasers, acknowledges and agrees that this Mortgage shall be second priority behind that certain Open-End Mortgage, Assignment of Rents and Security Agreement made as of July __, 2011 by and between Mortgagor and Porter Capital Corporation (“Porter”) securing the payment and performance of obligations under a Commercial Financing Agreement evidencing a line of credit in the amount of $3,000,000 and other documents delivered in connection therewith, and Agent, on behalf of Purchasers acknowledges and agrees that this Mortgage shall be subject to the Subordination Agreement by and between Agent and Porter.

PROVIDED ALWAYS that if (i) all the Obligations are paid in full, and (ii) each and every representation, warranty, agreement, covenant and condition of this Mortgage, and the other Loan Documents, are complied with and abided by, then this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

To protect the security of this Mortgage, Mortgagor further represents and agrees with Agent as follows:

Payment of Obligations.  That the Obligations shall be timely paid and performed.

Future Advances. This Mortgage is given to secure not only existing Obligations, but also future advances, to the same extent as if such future advances and obligations are made on the date of the execution of this Mortgage. The principal amount and future advances that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed $4,500,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby.

Grant of Security Interest in Personal Property.  This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants a security interest in any personal property included in the Property but excluding any of the forgoing relating to or arising from the ownership and operation of Mortgagor’s operating business. On request of Agent, Mortgagor will execute one or more Financing Statements in form satisfactory to Agent and will pay all costs and expenses of filing the same in all public filing offices, where filing is deemed desirable by Agent.  Agent is authorized to file Financing Statements relating to the Property without Mortgagor's signature where permitted by law.  Mortgagor appoints Agent as its attorney-in-fact to execute such documents necessary to perfect Agent's security interest on Mortgagor's behalf.  The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Leases, Subleases and Easements.  Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor shall not, without the consent of Agent (which consent shall not be unreasonably withheld or delayed), enter into any new lease of all or any portion of the Property, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Agent shall be void as against Agent.

Required Insurance.  Mortgagor shall maintain with respect to the Property:  (i) during construction of any improvements on the Property, "all-risk" builders risk insurance which must include windstorm, hail damage, fire and vandalism (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the completed replacement value of the improvements under construction, naming Agent as mortgagee and loss payee; (ii) upon completion of construction, upon occupancy of any improvements, and at all other times, insurance against loss or damage by fire and other casualties and hazards by insurance written on an "all risks" basis, including malicious mischief coverage, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Agent as loss payee and mortgagee; (iii) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Mortgagor shall be required to maintain such insurance; and (iv) liability insurance providing coverage in such amount as Agent may require but in no event less than $1,000,000.00 combined single limit, naming Agent as an additional insured, which shall in no event be in an amount greater than required by Porter.

All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts reasonably satisfactory to Agent, and Agent acknowledges that the insurance policy provided by Mortgagor to Agent prior to the execution hereof, and in effect on the Property as of the execution hereof, is satisfactory to Agent.  At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Agent with evidence satisfactory to Agent that such policy has been renewed or replaced or is no longer required hereunder.  All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Agent.  In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Agent the policies of insurance required by this paragraph, Agent may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Agent chooses, at Mortgagor's expense; provided however, Agent shall have no responsibility to obtain any insurance, but if Agent does obtain insurance, Agent shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

Insurance Proceeds.  After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Agent.

In the event of such loss all insurance proceeds, including unearned premiums, shall be payable to Agent, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Agent and not to Agent and Mortgagor jointly.  Agent is hereby authorized by Mortgagor to make proof of loss if not promptly made by Mortgagor, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Mortgagor appoints Agent as its attorney-in-fact to receive and endorse any insurance proceeds to Agent, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.  Mortgagor shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Agent as security for payment of the Obligations.

In the event of any damage to or destruction of the Property, Agent shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Agent may determine, (ii) restoration, replacement or repair of the Property in accordance with Agent’s standard construction loan disbursement conditions and requirements, or (iii) Mortgagor.  Nothing herein shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property as required herein.

Notwithstanding anything set forth in this paragraph to the contrary, in the event of loss or damage to the Property by fire or other casualty for which insurance has been required by Agent and provided by Mortgagor, and the amount of such loss or damage does not exceed Two Hundred and Fifty Thousand AND NO/100 DOLLARS ($250,000), Agent hereby agrees to allow the proceeds of insurance to be used for restoration of the Property and to release such insurance proceeds to Mortgagor as such restoration progresses, provided:

(a)	Mortgagor is not in default (after the expiration of all notice, grace and cure periods, if applicable) under any of the material terms, covenants and conditions of the Loan Documents;

(b)	The plans and specifications for restoration of the Property are approved in writing by Agent, which approval shall not be unreasonably withheld, delayed or conditioned;

(c)
At all times during such restoration, Mortgagor has deposited with Agent funds which, when added to such insurance proceeds, are sufficient to complete the restoration of the Property as certified by an architect approved by Agent in accordance with the approved plans and specifications and all applicable building codes and zoning ordinances and regulations, and further, that the sufficiency of such funds is certified to Agent by Agent’s inspecting architect/engineer;

(d)	Mortgagor provides payment and performance bonds and builder's all risk insurance for such restoration in form and amount reasonably acceptable to Agent;

(e)	The insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against Agent, Mortgagor or any tenant of the Property;

(f)
The insurance proceeds held by Agent shall be disbursed no more often than once per month and Agent’s obligation to make any such disbursement shall be conditioned upon Agent’s receipt of a written certification from Agent's inspecting architect/engineer that all construction and work for which such disbursement is requested has been completed in accordance with the approved plans and specifications and all applicable building codes, zoning ordinances and all other local or federal governmental regulations and, further, that Mortgagor has deposited with Agent sufficient funds to complete such restoration in accordance with subparagraph (c) above;

(g)
Agent shall have the option, upon the completion of such restoration of the Property, to apply any surplus insurance proceeds remaining after the completion of such restoration, at par, to the reduction of the Obligations; notwithstanding the fact that the amount owing thereon may not then be due and payable or that the Obligations are otherwise adequately secured; and

(h)
Agent shall be entitled to require and to impose such other conditions to the release of such insurance proceeds for restoration of the Property as would be customarily or reasonably required and imposed by a construction lender for a project of similar nature and cost.

Impositions; Escrow Deposit.  Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively "Impositions") before they become delinquent and in any event in the same calendar year in which they first become due.  Mortgagor shall have the right to contest in good faith the validity of any of such Impositions, provided:  (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Agent a bond or other security satisfactory to Agent in such amounts as Agent shall reasonably require or shall set aside a reserve therefor reasonably satisfactory to Agent; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.  Upon request of Agent following a material default of this paragraph that remains uncured by Mortgagor within forty-five (45) days after receipt of written notice thererof from Agent, Mortgagor shall add to the payment required under the Notes the amount estimated by Agent to be sufficient to enable Agent to pay, as they come due, all Impositions and insurance premiums which Mortgagor is required to pay hereunder.  Such funds shall be segregated and deposited in a separate account controlled by Agent that is not subject to the claims of Agent’s creditors (other than Mortgagor) and shall not earn interest.  Upon the occurrence of a Default, Agent may apply such funds to pay any of the Obligations.

Use of Property.  Mortgagor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all material applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and material ordinances, covenants, and restrictions, and with all material applicable requirements of any lease or sublease now or hereafter affecting the Property.  Mortgagor shall not knowingly permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property.  Mortgagor shall not allow changes in the stated use of Property from that disclosed to Agent at the time of execution hereof.  Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Agent.

Maintenance, Repairs and Alterations.  Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Agent.  Mortgagor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Agent.  Mortgagor shall promptly notify Agent in writing of any material loss, damage or adverse condition affecting the Property.

Eminent Domain.  Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding ("Condemnation"), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Agent.  All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the "Proceeds") shall, at Agent’s option, be

(i)	applied the Obligations, notwithstanding the fact that the amount owing thereon may not then be due and payable or that the Obligations are otherwise adequately secured; or

(ii)
be held by Agent without any allowance of interest and make the same available for restoration or rebuilding the Property, in the manner and under the conditions as provided under the paragraph above captioned “Insurance Proceeds”.  If the Proceeds are so made available by Agent to reimburse Mortgagor for the cost of said restoration or rebuilding under this clause (ii), any surplus which may remain out of the Proceeds after payment of such cost of restoration or rebuilding shall be applied on account of the Obligations notwithstanding the fact that the amount owing thereon may not then be due and payable or that the Obligations are otherwise adequately secured.

Notwithstanding the forgoing, the Agent shall hold the Proceeds in accordance with option (ii) above if the value attributable to the portion of the Property subject to Condemnation is less than Thirty Percent (30%) of the fair market value of the entire Property.

Environmental Condition of Property and Indemnity.  Mortgagor warrants and represents to Agent, except as reported by Mortgagor to Agent in writing, that:  (i) to Mortgagor’s knowledge, the Property and Mortgagor, and any occupants of the Property, are in material compliance with and shall continue to be in compliance with all applicable material federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time ("Environmental Laws"); (iii) the Property is not and, to Mortgagor’s knowledge, has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants ("Hazardous Materials") in violation of any Environmental Laws; (iv) to Mortgagor’s knowledge, no Hazardous Materials (including asbestos, mold or lead paint in any form) are located on or under the Property or emanate from the Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received by Mortgagor with regard to any Hazardous Material on the Property; (vii) no action, investigation or proceeding is pending or to Mortgagor’s knowledge overtly threatened which seeks to enforce any right or remedy against Mortgagor or the Property under any Environmental Law; and (viii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Mortgagor shall assure compliance therewith.

Further, Mortgagor represents to Agent that, to Mortgagor’s knowledge, no portion of the Property is a protected wetland.  Mortgagor agrees to notify Agent immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

Mortgagor shall indemnify, hold harmless, and defend Agent from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys', consultants' or experts' fees of every kind and nature incurred, suffered by or asserted against Agent as a direct or indirect result of:  (i) representations made by Mortgagor in this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which are generated from or become located on the Property while the Property is subject to this Mortgage during Mortgagor’s ownership of the Property.  Agent shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples).  The cost of such inspections made after Default (as hereinafter defined) or which are required by laws or regulations applicable to Agent shall be borne by Mortgagor.  However, Mortgagor's indemnity shall not apply to any negligent or intentional act of Agent which takes place after foreclosure or satisfaction of this Mortgage.  These indemnification obligations are in addition to General Indemnification provisions set forth hereafter.  Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

Inspections.  Agent, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

Liens and Subrogation.  Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property.  Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided:  (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Agent a bond or other security satisfactory to Agent in such amounts as Agent shall reasonably require or shall set aside a reserve therefor reasonably satisfactory to Agent; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

Agent shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Agent or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

Payments by Agent.  In the event of Default (as hereinafter defined) in the timely payment or performance of any of the Obligations, Agent, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Mortgagor is obligated.  Further, Agent may pay such sums as Agent reasonably deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation and pay attorneys' fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including bankruptcy or arbitration.

Indemnification.  Mortgagor shall protect, indemnify and save harmless Agent from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Agent on account of or in connection with (i) the Collateral or any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof except with respect to any conduct or activity of Agent on our about the Property, (ii) any failure or alleged failure of Mortgagor to comply with any material law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), (iii) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, or (iv) any and all liability arising from any leases related to the Property.  Nothing contained herein shall require Mortgagor to indemnify Agent for any Damages resulting from Agent's gross negligence or its willful and wrongful acts or breach of its obligations under this Mortgage or the Loan Documents, and such indemnity shall be effective only to the extent of any Damages that may be sustained by Agent in excess of any net proceeds received by it from any insurance of Mortgagor (other than self-insurance) with respect to such Damages.

Assignment of Rents.  Mortgagor hereby absolutely assigns and transfers to Agent all of Mortgagor’s right, title and interest in and to: (1) All present and future leases, subleases, licenses, or occupancy agreements of all or any portion of the Property, together with any renewals, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any lease now or hereafter in effect (collectively, the "Leases"); (2) all rents, income, receipts, revenues, reserves, issues and profits arising under any Lease (together with the items described in 3, 4 and 5, below, the "Rents"); (3) all security deposits and escrow accounts made by any tenant or subtenant under any Lease; (4) all awards and payments of any kind derived from or relating to any Lease including, without limitation, claims for the recovery of damages to the Property by proceeds of any insurance policy or otherwise, claims for damages resulting from acts of insolvency or bankruptcy, lump sum payments for the cancellation or termination of any Lease, awards payable by reason of condemnation action or the exercise of any right of first refusal or option to purchase, payments made by tenants in lieu of rent, and the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded; and (5) the proceeds of any rental insurance carried by Mortgagor on the Property.  Mortgagor appoints Agent as its irrevocable attorney in fact to appear in any actions and to collect any awards or payments.

This assignment is intended to be and constitutes an unconditional, absolute and present assignment from Mortgagor to Agent of all of Mortgagor’s right, title and interest in and to the Leases and Rents (subject to the terms and conditions hereof), and not an assignment in the nature of a pledge of such Leases and Rents or the mere grant of a security interest therein.  Notwithstanding that this Assignment is effective immediately, so long as there shall exist no Default (as hereinafter defined) by Mortgagor in the payment and performance of the Obligations or a default in the performance of any obligation or agreement in the performance of any obligation or agreement in any Lease (each, a “Default”), Mortgagor shall have the privilege under a license to collect as they become due, but not prior to accrual, all Rents from the Property and to receive and hold the same.  Mortgagor shall receive and hold such Rents in trust as a fund to be applied to the payment of real estate taxes, insurance, maintenance, repair and Lease obligations with respect to the Property and to the payment of interest and principal and other sums becoming due under the Obligations, before retaining and/or disbursing any part of the Rents for any other purpose.  The assignment under this paragraph shall automatically expire, terminate and be of no further force or effect upon satisfaction of the Obligations.

Mortgagor represents and warrants to Agent as follows: (i) Mortgagor is the sole owner of the entire lessor’s interest in the Leases and the Rents thereunder and such interest is free and clear of all liens and encumbrances; (ii) no other assignment of any interest in any of the Leases or Rents has been made; (iii) the Leases submitted to Agent are true and complete copies of all of the Leases now existing, and there have been no written or oral modifications thereto; (iv) the Leases are in full force and effect and there is no existing default by Mortgagor or, to the best of Mortgagor’s knowledge, by any tenant under any of the Leases; (v) Mortgagor has not accepted Rent under any Lease more than thirty (30) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised; (vi) Mortgagor has not received any funds or deposits from any tenant except as expressly provided for in a Lease; and (vii) no tenant has used or placed on the Property any Hazardous Materials in violation of any Environmental Laws.

Mortgagor agrees that from the date of this Assignment and until final payment of all of the Obligations, unless Agent shall otherwise consent in writing, Mortgagor will: (i) perform all of the obligations imposed upon Mortgagor under the Leases; (ii) not collect any of the Rents in advance of the time when the same become due; (iii) not discount any future accruing Rents; (iv) not execute any other assignment of Leases or Rents; (v) not change the terms of or terminate the Leases; (vi) not subordinate the Leases to any mortgage or other encumbrance; (vii) not consent to any assignment of or subletting under the Leases; and (viii) not enter into any Lease subsequent to the date hereof.  Any attempted amendment, cancellation or other modification of any Lease without the prior written consent of Agent shall be null and void.  Mortgagor further covenants and agrees to furnish to Agent, on demand, certified true copies and/or originals of all existing Leases and any subsequent Leases, and any modifications or amendments thereto.

Notwithstanding the automatic applicability of this assignment to all future Leases, Mortgagor agrees to assign to Agent all future Leases and to execute and/or deliver to Agent all such Leases and, if requested by Agent, assignments thereof in form acceptable to Agent.

Notwithstanding any legal presumption to the contrary, Agent shall not be obligated by reason of its acceptance of this assignment to perform any obligation of Mortgagor under any of the Leases, and Agent shall not, prior to entry upon and actually taking physical possession of the Property, be deemed a mortgagee in possession.  This assignment shall not operate to place responsibility upon Agent for the control, care, management or repair of the Property or for the carrying out of any of the terms and conditions of the Leases or to make Agent responsible or liable for any waste committed on the Property by any lessee or any other party, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property.  Agent assumes no liability for any security deposited or rent prepaid by any lessee with Mortgagor, unless and until such deposits or prepaid rents are delivered to Agent.

Mortgagor shall, and does hereby agree, to indemnify Agent for, and to hold Agent harmless from, any and all liability, loss or damage which may or might be incurred under the Leases or under or by reason of this assignment and from any and all claims and demands whatsoever which may be asserted against Agent by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases.  Mortgagor hereby agrees to defend, at its own cost and expense, any action brought against itself or Agent relative to the Leases or this Assignment.

Notwithstanding anything to the contrary set forth in the SPA, or any other document executed in connection therewith, there shall be no cure or grace period with respect to Mortgagor’s Default pursuant to the Obligations or a default pursuant to the Leases which must expire prior to Agent’s right to collect the rents, issues, income and profits and there shall be no condition precedent other than Mortgagor’s Default pursuant to the Obligations or a default pursuant to the Leases to Agent’s right to collect such rents, issues, income and profits.  Upon any occurrence of Default pursuant to the Obligations or a default pursuant to the Leases, the license granted to Mortgagor herein shall be immediately and automatically revoked without further notice to or demand upon Mortgagor, and Agent shall have the right, in its discretion, without notice, by agent or by a receiver appointed by the court, and without regard to the adequacy of any security for the Obligations, to (i) enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Agent or its designee, and upon receipt or such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Mortgagor, (iii) sue in its own name for or otherwise collect the Rents, including those past due, (iv) have, hold, manage, lease and operate the Property, (v) collect and receive all Rents, (vi) make from time to time all alterations, renovations, repairs or replacements to the Property as Agent may deem proper.  Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases, upon receipt of written notice from Agent, to pay all Rents due under the Leases to Agent without the necessity of any inquiry to Mortgagor and without any liability respecting the determination of the actual existence of any Default pursuant to the Obligations or a default pursuant to the Leases claimed by Agent or any claim by Mortgagor to the contrary.  Agent may apply such Rents to the payment of: (i) the Obligations, together with all costs and attorneys' fees, (ii) all taxes, charges, claims, assessments, water rents, sewer rents and any other liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items, and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Agent in its sole discretion may determine.  Agent may: (i) endorse as Mortgagor’s attorney-in-fact the name of Mortgagor or any subsequent owner of the Property on any checks, drafts or other instruments received in payment of the Rents, and deposit the same in bank accounts, which power of attorney is coupled with an interest and shall be irrevocable; (ii) give proper receipts, releases and acquittances in relation thereto in the name of Mortgagor, (iii) institute, prosecute, settle or compromise any summary or legal proceedings in the name of Mortgagor for the recovery of the Rents, or for damage to the Property, or for the abatement of any nuisance thereon, and (iv) defend any legal proceedings brought against Mortgagor arising out of the operation of the Property.  Any charges, expenses or fees, including reasonable attorneys' fees and costs, incurred by Agent in connection with any of the foregoing shall be included in the Obligations, and shall be due and payable on demand, together with interest at the rate set forth in the Notes, such interest to be calculated from the date of such advance to the date of repayment thereof.

Notwithstanding the privilege and license granted by Agent herein, Agent, and not Mortgagor, shall be deemed to be the creditor of each tenant in respect of any assignment for the benefit of creditors, bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such tenant.  Agent shall have the option to have any money received by Agent as such creditor applied to reduce the Obligations or paid over to Mortgagor.  Agent shall have the right to file claims in any such proceedings and to otherwise pursue creditor's rights therein.  If Mortgagor learns that any tenant has become the subject of such a proceeding, Mortgagor shall give Agent prompt notice thereof.

Due on Sale or Further Encumbrance or Transfer of an Interest in Mortgagor.  Without the prior written consent of Agent in each instance, Mortgagor shall not  (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property.  A "transfer" of the Property includes:  (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company, trust or other business entity, the transfer, pledge, assignment or encumbrance (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; whether directly or indirectly; and (d) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

Remedies of Agent on Default.  Failure of Mortgagor or any other person liable to timely pay or perform any of the Obligations or a violation of the preceding section is a default ("Default") under this Mortgage.  Upon the occurrence of Default the following remedies are available, without limitation, to Agent:  (i) Agent may exercise any or all of Agent's remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Agent or any of its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time); (ii) Agent may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Agent) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of:  (a) the Obligations, together with all costs and attorneys' fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with any interest on all such items; and (c) the cost of all reasonable expenses incident to taking and retaining possession of the Property and the management thereof; all in such order or priority as Agent in its sole discretion may determine.  The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; (iii) Agent may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided.  In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (iv) Agent may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon this Mortgage and sale of the Property, or any part of the Property, at public sale conducted according to applicable law (referred to as "Sale") and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (v) With respect to any portion of the Property governed by the UCC, Agent shall have all of the rights and remedies of a secured party thereunder.  Agent may elect to foreclose upon any Property that is fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (vi) Agent may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (vii) Agent shall apply the proceeds of Sale, first to any fees or attorney fees permitted Agent by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Agent by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

Miscellaneous Provisions.  Mortgagor agrees to the following:  (i) All remedies available to Agent with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively.  No delay by Agent in exercising any remedy shall operate as a waiver of that remedy or of any Default.  Any payment by Agent or acceptance by Agent of any partial payment shall not constitute a waiver by Agent of any Default; (ii) Mortgagor represents that Mortgagor (a) is (1) an adult individual and is sui juris, or (2) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Mortgage and any other Loan Document to which it is a party.  (iii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Agent, its successors and assigns and any future holder of the Notes or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor c/o Midas Medici Group Holdings, Inc., 445 Park Avenue 20th Floor, New York, NY 10022, or to another address as provided herein and to Agent if in writing and mailed or delivered to 21 Lockwood Road, Scarsdale, NY 10583 or such other address as Agent may specify from time to time and in the event that Mortgagor changes Mortgagor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid.  (v) All payments shall be mailed to 21 Lockwood Road, Scarsdale, NY 10583; or such other address as provided by Agent in writing.  (vi) This Mortgage may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (vii) All references to “Agent” shall mean to “Agent for the benefit of Purchasers”; (viii) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Mortgage; (ix) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (x) This Mortgage shall be governed by and construed under the laws of the jurisdiction where this Mortgage is recorded; (xi) Mortgagor by execution and Agent by acceptance of this Mortgage agree to be bound by the terms and provisions hereof.  (xii) LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING AGENT BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES.   EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.  THE FORGOING PROVISIONS IN THIS CLAUSE (xii) SHALL NOT APPLY TO ANY ACT OR OMISSION OF THE PARTIES THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  (xiii) Final Agreement.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties.  There are no unwritten agreements between the parties.

CONFESSION OF JUDGMENT FOR POSSESSION.  FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR, AS WELL AS FOR THE PERSONS CLAIMING UNDER, BY, OR THROUGH MORTGAGOR, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR AND ALL PERSONS CLAIMING UNDER, BY, OR THROUGH MORTGAGOR, IN FAVOR OF AGENT FOR THE RECOVERY BY AGENT OF POSSESSION OF THE PROPERTY, FOR WHICH THIS MORTGAGE (OR A COPY THEREOF VERIFIED BY AFFIDAVIT) SHALL BE A SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION OF THE PROPERTY MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT STAY OF EXECUTION, MORTGAGOR HEREBY RELEASING AND AGREEING TO RELEASE AGENT AND ANY SUCH ATTORNEY FROM ALL PROCEDURAL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT OR IN CAUSING SUCH WRIT OR PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, PROVIDED THAT AGENT SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT MADE ON AGENT'S BEHALF SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF SUCH JUDGMENT ACCORDING TO THE TERMS OF THIS INSTRUMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE PRIMA FACIE EVIDENCE.  IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER ANY SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD, OR BE TERMINATED, OR POSSESSION OF THE PROPERTY REMAIN IN OR BE RESTORED TO MORTGAGOR OR ANYONE CLAIMING UNDER, BY, OR THROUGH MORTGAGOR, AGENT MAY, WHENEVER AND AS OFTEN AS AGENT SHALL HAVE THE RIGHT TO TAKE POSSESSION AGAIN OF THE PROPERTY, BRING ONE OR MORE FURTHER ACTIONS IN THE MANNER HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PROPERTY AND TO CONFESS JUDGMENT THEREIN AS HEREINABOVE PROVIDED, AND THE AUTHORITY AND POWER ABOVE GIVEN TO ANY SUCH ATTORNEY SHALL EXTEND TO ALL SUCH FURTHER ACTIONS IN EJECTMENT AND CONFESSION OF JUDGMENT THEREIN AS HEREINABOVE PROVIDED WHETHER BEFORE OR AFTER AN ACTION OF MORTGAGE FORECLOSURE IS BROUGHT OR OTHER PROCEEDINGS IN EXECUTION ARE INSTITUTED UPON THIS MORTGAGE OR ANY INSTRUMENT THEN EVIDENCING ANY OF THE OBLIGATIONS, AND AFTER JUDGMENT THEREON OR THEREIN AND AFTER A JUDICIAL SALE OF THE PROPERTY.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR BY EXECUTION HEREOF AND AGENT BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS DEED, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT TO ACCEPT THIS DEED.

MORTGAGOR AND AGENT AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, Mortgagor has duly signed and sealed this instrument as of the day and year first above written.

Mortgagor
WEATHERWISE USA, INC., a Delaware corporation

CORPORATE                                           By: __________________________________________
SEAL                                                                 Nana Baffour, Vice President

STATE OF _____________________

COUNTY OF ___________________

I certify that before me appeared this day Nana Baffour, a person known to me, who after being sworn said he/she is Vice President of WEATHERWISE USA, INC., a Delaware corporation, and is duly authorized to act on behalf of said Corporation, that the seal affixed to the foregoing instrument is the seal of said Corporation and that said instrument was signed and sealed by him/her on behalf of said Corporation, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said Corporation.

Witness my hand and official seal, this _____ day of August, 2011.

_______________________________________, Notary Public
Notary Seal
____________________________________________
(Printed Name of Notary)

My Commission Expires: ______________________________

EXHIBIT A

All that certain lot or piece of ground situate in the 17th Ward of the City of Pittsburg, County of Allegheny and Commonwealth of Pennsylvania being Lot No. 13 in the Christian Ihmsen’s Plan of Lots, as recorded in the Recorder’s Office of Allegheny County, Pennsylvania, in Plan Book Volume 4, page 12, bounded and described as follows:

Beginning at a point on the Eastwardly side of South Fourteenth Street, at the distance of 160 feet from the Southeast corner of South Fourteenth Street and Carson Street; thence running Southwardly along South Fourteenth Street, a distance of 20 feet to the corner of Lot No. 14 in Christian Ihmsen’s Plan of Lots; thence Eastwardly along the line of Lot No. 14 a distance of 76 feet 2-3/8 inches to a pin; thence Northwardly toward Carson Street, a distance of 20 feet to a pin at the corner of Lot No. 12 in the same plan; thence Westwardly along the line of Lot No. 12, a distance of 76 feet and 7-1/2 inches to South fourteenth Street, at the place of beginning.

Block and Lot No: 3-M-102

Being the same premises which Harry Miller, Jr. unmarried by Deed dated March 24, 1997 and recorded March 24, 1997 in Allegheny County in Deed Book Volume 9907 Page 171 conveyed unto Cityscape Construction Co., Inc., in fee.

EXHIBIT F

FORM OF MORTGAGE (NC)

Drawn by and mail after recording to:
Knox Lawrence International, LLC
445 Park Avenue, 20th Floor
New York, New York 10022

COLLATERAL IS OR INCLUDES FIXTURES

FUTURE ADVANCES DEED OF TRUST, SECURITY AGREEMENT
AND ASSIGNMENT OF RENTS

STATE OF NORTH CAROLINA

COUNTY OF WAKE

THIS FUTURE ADVANCES DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS (the “Deed of Trust”) is made and entered into as of the 29th day of July, 2011, by and among

Strategic Technologies, Inc., a North Carolina corporation with a mailing address of 301 Gregson Drive, Cary, NC 27511 (the “Grantor”);

Quotidian Capital, LLC a Delaware limited liability company with a mailing address of 445 Park Avenue, 20th Floor, New York, NY 10022 (“Trustee”); and

Knox Lawrence International, LLC, a Delaware limited liability company with a mailing address of 445 Park Avenue, 20th Floor, New York, NY 10022, in its capacity as administrative agent (in such capacity, the “Agent”) for the Purchasers from time to time party to the Securities Purchase Agreement described herein (collectively, the “Lenders”).

RECITALS:

WHEREAS, Midas Medici Group Holdings, Inc., a Delaware corporation, Consonus Technologies, Inc., a Delaware corporation, WeatherWise USA, Inc., a Delaware corporation, and Grantor (collectively, the “Borrower”) have requested that the Lenders purchase Subordinated Secured Promissory Notes from the Borrower in an amount up to $4,500,000;

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, the Lenders have agreed to make the requested loan available to the Borrower provided that, among other things, the Grantor executes and delivers this Deed of Trust.

W I T N E S S E T H:

The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has irrevocably granted, released, sold, remised, bargained, assigned, pledged, warranted, mortgaged, transferred and conveyed, and does hereby grant, release, sell, remise, bargain, assign, pledge, warrant, mortgage, transfer and convey unto the Trustee and the Trustee’s successors and assigns for the benefit of the Agent with power of sale, forever, a continuing second priority security interest in and to all of Grantor’s right, title and interest in and to the following described land, real property interests, buildings, improvements and fixtures:

(a)           All that tract or parcel of land and other real property interests in Wake County, North Carolina, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), and all of the Grantor’s right, title and interest in and to rights appurtenant thereto, including easement rights; and

(b)           All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Land, and all fixtures now or hereafter owned by the Grantor and attached to or contained in and used in connection with the aforesaid Land and Improvements and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the “Tangible Personalty”) and all proceeds of the Tangible Personalty, and all appurtenances to the Land (the “Appurtenances”) and all proceeds and products of the Land, including casualty and condemnation proceeds (collectively, the “Proceeds”) (hereinafter, the Land, the Improvements, the Tangible Personalty, the Appurtenances and the Proceeds may be collectively referred to as the “Premises”).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, subject to the Permitted Liens (as defined in the hereinafter described Credit Agreement), to the Trustee and the Trustee’s successors and assigns in Trust for the benefit of the Agent and the Agent’s successors and assigns to secure the indebtedness and other obligations herein recited; provided that, should the indebtedness secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should the Borrower timely and fully discharge its obligations secured hereby and satisfy the obligations in full, then the Premises shall be reconveyed to the Grantor or the title thereto shall be revested according to the provisions of law.

And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Trustee for the benefit of the Agent all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the “Rents and Profits”), reserving only the right to the Grantor to collect and apply the same as Grantor chooses as long as there shall exist no Event of Default (as defined in Article III).

As additional collateral and further security for the indebtedness, the Grantor does hereby assign to the Trustee for the benefit of the Agent and grants to the Trustee for the benefit of the Agent a security interest in all of the right, title and the interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, management contracts, franchise agreements, construction contracts, architects’ contracts, technical services agreements, or other contracts, licenses and permits to the extent now or hereafter relating the Premises (the “Intangible Personalty”) or any part thereof, and the Grantor agrees to execute and deliver to the Trustee and/or Agent such additional instruments, in form and substance satisfactory to the Agent, as may hereafter be requested by the Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Agent any obligation with respect thereto.  Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. Grantor hereby grants a security interest as to the balance of the Tangible Personalty and the Intangible Personalty, and this Deed of Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Agent.  In that regard, the Grantor grants to the Agent all of the rights and remedies of a secured party under the laws of the state in which the Premises are located.

The Grantor, the Trustee and the Agent covenant, represent and agree as follows:

ARTICLE I

Indebtedness Secured

1.1           Indebtedness. The Agent and the Lenders have agreed to purchase up to $4,500,000 of subordinated secured promissory notes (hereinafter the notes and extensions of credit thereunder may be called the “Obligations”) in favor of the Borrower pursuant to the terms of that certain Securities Purchase Agreement dated as of July 29, 2011 among the Borrower, each of the Purchasers thereto and the Agent (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.  This Deed of Trust is given to secure the payment of all indebtedness and other obligations now or hereafter owing under the Notes, the Credit Agreement, this Deed of Trust and the other documents from the Borrower to any Lender or Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, any liability arising under the Security Agreement (as defined in the Credit Agreement) and all obligations and liabilities incurred in connection with the collection and enforcement of the foregoing (collectively, the “Indebtedness”).

1.2           Amount Secured.  This Deed of Trust secures all loan disbursements made by the Lenders under the Notes, and all other sums from time to time owing to the Lenders by the Borrower under the Notes, this Deed of Trust or the other credit Documents.  The amount of the present disbursement secured hereby is Two Million Dollars ($2,000,000), and the maximum principal amount which may be secured hereby at any one time is Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000).  Additional Notes may be purchased under the Credit Agreement after the date hereof and for up to 30 years from the date hereof, up to the maximum principal amount of 4,500,000.  Disbursements secured hereby shall not be required to be evidenced by a “written instrument or notation” as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a “written instrument or notation” for each advance shall not be applicable to disbursements made under the Credit Agreement and Notes.

ARTICLE II

Grantor’s Covenants, Representations and Agreements

2.1           Title to Property.  The Grantor represents and warrants to the Agent (i) that it is seized of the Land, the Improvements (and any fixtures) and the Tangible Personalty in fee to the extent such Tangible Personalty does not constitute fixtures, and (ii) that it will warrant and defend the title to such property except for Permitted Liens against the claims of all Persons.  As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it has title to such property, and that it will warrant and defend such property against the claims of all Persons subject to the Permitted Liens.  Agent and Trustee acknowledge that the Property is subject to an existing Deed of Trust and Security Agreement in favor of Branch Banking and Trust Company, a North Carolina banking corporation, recorded at Book 12020, Page 1676, Wake County Registry.

2.2           Taxes and Fees.  The Grantor will pay prior to delinquency all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, user fees, license fees, water and sewer charges, franchise fees and equipment rents against it or the Premises (and the Grantor, upon request of the Agent, will submit to the Agent receipts evidencing said payments).

2.3           Reimbursement.  The Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium, or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures.  The Grantor will reimburse the Agent upon demand for any sums of money paid by the Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in the Notes, and all such sums and interest thereon shall be secured hereby.

2.4           Additional Documents.  The Grantor agrees to execute and deliver to the Agent, concurrently with the execution of this Deed of Trust and upon the request of the Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby.  The Grantor hereby irrevocably (as long as the Loans remain unpaid) makes, constitutes and appoints the Agent as the true and lawful attorney of the Grantor (such appointment being coupled with an interest) to sign the name of the Grantor (after the Grantor has failed or refused to timely execute such documents upon request of the Agent) on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests, but only in the event the Grantor refuses to do so after receipt of written notice.

2.5           Sale or Encumbrance.  Except as otherwise permitted in the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced; provided, however, in the event the Grantor sells or otherwise disposes of any of the Tangible Personalty, the Agent’s security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Deed of Trust.

2.6           Fees and Expenses.  The Grantor will promptly pay upon demand any and all reasonable costs and expenses of the Agent as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Deed of Trust or with respect to the Premises, Rents and Profits or the Intangible Personalty.  All of the foregoing costs and expenses shall be secured hereby.

2.7           Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Agent, the Grantor shall not, except as permitted by the Credit Agreement, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made any prepayment (more than one month) of any installment of rent or fees thereunder.  Certified copies of each such approved material lease or other material agreement not previously delivered to the Agent shall be submitted to the Agent as soon as possible.  The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

2.8           Maintenance of Premises.  The Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained, the Premises in reasonable condition and repair, ordinary wear and tear and obsolescence excepted.

2.9           Eminent Domain.  Subject to the provisions of the Credit Agreement, the Grantor assigns to the Agent any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto to which the Grantor is entitled, and such proceeds or awards shall be applied in the same manner the insurance proceeds are applied as set forth in the Credit Agreement with respect to a “Recovery Event.”  The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Agent to assure the effectiveness of this Section.  In the event any Governmental Authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, the Grantor shall promptly notify the Agent of such requirements or commencement of proceeding (for demolition, condemnation of other taking).

2.11           Releases and Waivers.  The Grantor agrees that no release by the Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Agent to collect on the Loans, or any part thereof, no waiver of any right granted or remedy available to the Agent and no action taken or not taken by the Agent shall, except to the extent expressly released, in any way have the effect of releasing the Grantor from full responsibility to the Agent for the complete discharge of each and every of the Grantor’s obligations hereunder.

2.12           Transfer of Premises.  Except as otherwise permitted in the Credit Agreement, the Grantor covenants and agrees with the Agent that the Grantor shall not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises, the Rents and Profits or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Deed of Trust without the prior written consent of the Agent.

2.13           Compliance with Law.  Except as otherwise permitted in the Credit Agreement, the Grantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the ownership of the Premises (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

2.14           Inspection.  Except as otherwise permitted in the Credit Agreement, the Grantor will permit the Agent, or its agents, at all reasonable times and with advance prior notice to enter and pass through or over the Premises for the purpose of inspecting same; provided, however, prior to an Event of Default inspections shall be at reasonable times during the Grantor’s normal business hours.

2.15           Security Agreement.

(a)           Insofar as the fixtures and articles of personal property either referred to or described in this Deed of Trust are in any way connected with the use and enjoyment of the Premises, this Deed of Trust is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state where the Premises are located.  A financing statement or statements reciting this Deed of Trust to be a security agreement, affecting all of said personal property aforementioned, shall be executed by the Grantor and the Agent and appropriately filed.  The remedies for any violation of the covenants, terms and condition of the security agreement herein contained shall be (i) as prescribed herein or (ii) as prescribed by general law or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Agent’s sole election. The Grantor and the Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the Grantor and the Agent that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire or hazard insurance policy of (bb) any award in eminent domain proceedings for a taking or for loss of value or (cc) the Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of the Grantor or the Agent as determined by this instrument or impugning the priority of the Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Agent in the event any court shall at any time hold with respect to the foregoing (aa) or (bb) or (cc), that notice of the Agent’s priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records, provided, if there is a conflict between the terms of this paragraph and the terms of the Security Agreement (as defined in the Credit Agreement), the Security Agreement shall govern.

(b)           The Grantor warrants that the names of the “Debtor” and the “Secured Party” (which are the Grantor and the Agent, respectively), the address of the “Secured Party” from which information concerning the security interest may be obtained, and the address of “Debtor”, are as set forth in Section 6.2, hereof; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.  The location of the collateral which is Tangible Personalty is upon the Land.  The Grantor agrees to furnish the Agent with notice of any change in the name, identity, corporate structure, residence, principal place of business or mailing address of the Grantor within ten (10) days of the effective date of any such change and the Grantor will promptly execute any financing statements or other instruments deemed necessary by the Agent to prevent any filed financing statement from becoming misleading or losing its perfected status.

ARTICLE III

Events of Default

An Event of Default shall exist under the terms of this Deed of Trust upon the existence of an Event of Default under the terms of the Credit Agreement or Notes.

ARTICLE IV

Foreclosure

4.1           Acceleration of Secured Indebtedness; Foreclosure.  Upon the occurrence and during the continuance of an Event of Default, the entire balance of the Obligations and any other obligations due under the Credit Documents, including all accrued interest, shall, at the option of the Agent, become immediately due and payable.  Upon failure to pay the Obligations or reimburse any other amounts due under the Credit Documents in full at any stated or accelerated maturity and in addition to all other remedies available to the Agent at law or in equity, it shall be lawful for and the duty of the Trustee, and the Trustee is hereby authorized and empowered upon request or application by the Agent, to expose to sale and to sell the Property at public auction for cash, after having first complied with all applicable requirements of North Carolina law with respect to the exercise of powers of sale contained in deeds of trust or such other sales appropriate under the circumstances; and upon any such sale, the Trustee shall convey title to the purchaser in fee simple.  In the event of any sale under this Deed of Trust by virtue of the exercise of the powers granted in this Deed of Trust, or pursuant to any order and any Judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Lender in its sole discretion may elect.  The Trustee shall be authorized to hold a sale pursuant to North Carolina General Statute Chapter 45.  If the Trustee so elects, the Trustee may sell the Property covered by this Deed of Trust at one or more separate sales in any manner permitted by applicable North Carolina law, and any exercise of the powers granted in this Deed of Trust shall not extinguish or exhaust such powers, until the entire Property is sold or the Obligations are paid in full.  If such Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, the Agent may at its option exercise the remedies granted under any of the security agreements either concurrently or independently and in such order as the Agent may determine.

4.2           Express Power of Sale.  The Agent may direct the Trustee to foreclose the lien of this Deed of Trust pursuant to the power of sale hereby granted or by judicial proceeding.  The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.3           Proceeds of Sale.  Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with the Security Agreement.

4.4           Trustee’s Fees.  If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee’s fees will be reasonable but not more than one percent (1%) of the remaining Indebtedness if the termination occurs prior to the first public auction sale and not more than two percent (2%) of the remaining Indebtedness if the termination occurs after the first public auction sale.

ARTICLE V

Additional Rights and Remedies of the Agent

5.1           Rights Upon an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, but only after the Agent has exercised its right to declare the entire balance of the Obligations due and payable, the Agent, immediately and without additional notice and without liability therefor to the Grantor, except for gross negligence, willful misconduct or unlawful conduct, may do or cause to be done any or all of the following to the extent permitted by applicable law: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for the payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Deed of Trust, the Credit Agreement or the other Credit Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Agent were equitable owner of the Premises.  Notwithstanding the occurrence of an Event of Default or acceleration of the Loans, the Agent shall continue to have the right to pay money, whether or not Loan funds, for the purposes described in Sections 2.2, 2.6 and 2.8 hereof, and all such sums and interest thereon shall be secured hereby.  The Grantor also agrees that any of the foregoing rights and remedies of the Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured with the consent of the Agent or until foreclosure and the conveyance of the Premises to the high bidder or until the Credit Agreement is no longer in effect or the Obligations are otherwise satisfied or paid in full.

5.2           Appointment of Receiver.  Upon the occurrence of an Event of Default, the Agent shall be entitled, without additional notice and without regard to the adequacy of any security for the indebtedness secured hereby, whether the same shall then be occupied as a homestead or not, or the solvency of any party bound for its payment, to make application for the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Obligations and secured hereby. The receiver shall have all the rights and powers provided for under the laws of the state in which the Premises are located, including without limitation, the power to execute leases, and the power to collect the rents, sales proceeds, issues, profits and proceeds of the Premises during the pendency of such foreclosure suit, as well as during any further times when the Grantor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, sales proceeds, issues, proceeds and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period.  All costs and expenses (including receiver’s fees, attorneys’ fees and costs incurred in connection with the appointment of a receiver) shall be secured by this Deed of Trust.  Notwithstanding the appointment of any receiver, trustee or other custodian, the Agent shall be entitled to retain possession and control of any cash or other instruments at the time held by or payable or deliverable under the terms of the Deed of Trust to the Agent to the fullest extent permitted by law.

5.3           Waivers.  No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Agent stated anywhere in the Notes, this Deed of Trust, the Credit Agreement or any of the other credit Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default.  All remedies provided in this Deed of Trust, the Notes, the Credit Agreement or any of the other credit Documents are cumulative and may, at the election of the Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4           Delivery of Possession After Foreclosure.                                                                           In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor’s heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

5.5           Marshalling.                      The Grantor hereby waives, in the event of foreclosure of this Deed of Trust or the enforcement by the Agent of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure the Loans and Letters of Credit and any other indebtedness secured hereby or to require the Agent to pursue its remedies against any other such assets.

ARTICLE VI

General Conditions

6.1           Terms.  The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns.  The term “Agent” shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

6.2           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Grantor and the Agent, or to such other addresses as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

tothe Grantor:

Strategic Technologies, Inc.
301 Gregson Drive
Cary, North Carolina 27511
Attention: Nana Baffour
Telecopier: (212) 202-4168
Telephone: (212) 792-0920

to the Agent:

Knox Lawrence International, LLC
445 Park Avenue, 20th Floor
New York, New York 10022
Attention: Nana Baffour
Telecopier: (212) 792-0920
Telephone: (212) 202-4168

to the Trustee:

Quotidian Capital, LLC
445 Park Avenue, 20th Floor
New York, New York 10022
Telecopier: (212) 792-0920
Telephone: (212) 202-4168

6.3           Severability. If any provision of this Deed of Trust is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4           Headings.  The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.

6.5           Conflicting Terms.  In the event the terms and conditions of this Deed of Trust conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and supersede the provisions of this Deed of Trust with respect to such conflicts.

6.6           Governing Law.  This Deed of Trust shall be governed by and construed in accordance with the internal law of the State of North Carolina.

6.7             Application of the Foreclosure Law.  If any provision in this Deed of Trust shall be inconsistent with any provision of the foreclosure laws of the state where the Premises are located, the provisions of such laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with such laws.

6.8           WRITTEN AGREEMENT.

(a)           THE RIGHTS AND OBLIGATIONS OF THE GRANTOR AND THE AGENT SHALL BE DETERMINED SOLELY FROM THIS WRITTEN DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE AGENT AND THE GRANTOR CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS.

(b)           THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

(c)           THIS WRITTEN DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.9           WAIVER OF JURY TRIAL.  THE AGENT AND THE GRANTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS DEED OF TRUST.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE AGENT AND THE GRANTOR, AND THE AGENT AND THE GRANTOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE AGENT AND THE GRANTOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

6.10           Request for Notice.  The Grantor requests a copy of any statutory notice of default and a copy of any statutory notice of sale hereunder be mailed to the Grantor at the address specified in Section 6.2 of this Deed of Trust.

6.11           Substitution of Trustee. If, for any reason, the Agent shall elect to substitute for the Trustee herein named (or for any successor to said Trustee), the Agent shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments, and each new Trustee immediately upon recordation of the instrument so appointing him shall become successor in title to the Premises for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee.  If more than one Trustee has been appointed, each of such Trustees and each successor thereto shall be and hereby is empowered to act independently.

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IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust as of the above written date.

Strategic Technologies, Inc.

By:           ________________________________
Name:           ______________________________
Title:           _______________________________

STATE OF _____________________

COUNTY OF ___________________

I, ____________________________, a Notary Public for said County and State, do hereby certify that ___________________________________ , ________________________ of Strategic Technologies, Inc., a North Carolina Corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said Corporation.

Witness my hand and official stamp or seal, this ____ day of _________________, 2011.

_______________________________
Notary Public

My Commission Expires:

____________________

[NOTARIAL SEAL]

Exhibit A

Legal Description (Page 1 of 2)
Parcel A:

Exhibit A

Legal Description (Page 2 of 2)